Exhibit 10.2

Execution Copy
Second Amendment to Receivables Financing Agreement
This Second Amendment to Receivables Financing Agreement (this “Amendment”), dated as of July 6, 2022, is by and among Concentrix Receivables, Inc. (the “Borrower”), Concentrix Corporation (“Concentrix” or the “Servicer”), PNC Bank, National Association (“PNC”), as Administrative Agent (in such capacity, the “Administrative Agent”) and as Group Agent for the PNC Group, The Toronto Dominion Bank, as Group Agent for the TD Bank Group (“TD Bank”), Wells Fargo Bank, National Association, as Group Agent for the Wells Fargo Group (“Wells Fargo”) and MUFG Bank, LTD., as Group Agent for the MUFG Lender Group (“MUFG”, and together with PNC, TD Bank and Wells Fargo, each a “Group Agent” and considered together, the “Group Agents”).
W I T N E S S E T H:
Whereas, the Borrower, the Servicer, the Administrative Agent, the Lenders from time to time party thereto, the Group Agents and PNC Capital Markets LLC, as Structuring Agent, have entered into that certain Receivables Financing Agreement, dated as of October 30, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”);
Whereas, the Borrower has requested that the Administrative Agent, the Group Agents and the Lenders make certain amendments to the Receivables Financing Agreement and each of the Administrative Agent, the Group Agents and the Lenders hereby agree to such amendments, in accordance with Section 14.01 of the Receivables Financing Agreement, pursuant to the terms and conditions set forth herein.
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
    Section 1.    Defined Terms. Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Receivables Financing Agreement.
    Section 2.    Amendments to Receivables Financing Agreement.
    Subject to the satisfaction of the conditions precedent set forth in Section 4 below, the parties hereto agree that the Receivables Financing Agreement shall be amended and replaced in its entirety as set forth in Exhibit A attached hereto.
    Section 3.    Conditions to Amendment. Subject to Section 4 below, this Amendment shall become effective and be deemed effective as of the date first written above (the “Amendment Effective Date”) upon the satisfaction of the following conditions precedent:
    (a)    the Administrative Agent shall have received a fully executed counterpart of this Amendment from each of the other parties hereto;

    (b)    the Administrative Agent shall have received a duly executed Reaffirmation, Consent and Acknowledgment of the Performance Undertaking in the form attached hereto;
    (c)    the Administrative Agent shall have received a fully executed counterpart of the Amended and Restated Fee Letter;
    (d)    the Administrative Agent and the Group Agents shall have received all fees and expenses required to be paid on the date hereof pursuant to the terms of the Amended and Restated Fee Letter; and
    (e)    the Administrative Agent shall have received such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request.
    Section 4.    Agreement in Full Force and Effect/Effectiveness of Amendment. Except as expressly set forth herein, all terms and conditions of the Receivables Financing Agreement, as amended, shall remain in full force and effect. Upon the effectiveness of this Amendment, (i) the Borrower and the Servicer each hereby reaffirms all covenants, representations and warranties made by it in the Receivables Financing Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Amendment Effective Date (except for those representations and warranties that are expressly made only as of a different date, which representations and warranties shall be correct as of the date made) and (ii) each reference in the Receivables Financing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be, and any references to such agreement in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be, a reference to the Receivables Financing Agreement as amended hereby.
    Section 5.    Execution in Counterparts, Effectiveness. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed an original and all of which shall constitute together but one and the same agreement. The parties agree to electronic contracting and signatures with respect to this Amendment. Delivery of an electronic signature to, or a signed copy of, this Amendment by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Borrower, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Notwithstanding the foregoing, if the Administrative Agent or any Group Agent shall request manually signed counterpart signatures to this Amendment, the Borrower and the Servicer each hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable (but in any event within 30 days of such request or such longer period as the requesting Administrative Agent or Group Agent and the Borrower and the Servicer may mutually agree).
    Section 6.    Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York, without reference to conflict of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

Concentrix Receivables, Inc.
By: /s/ Andre S. Valentine
Name: Andre S. Valentine
Title: Chief Financial Officer
Concentrix Corporation,
as Servicer
By: /s/ Andre S. Valentine
Name: Andre S. Valentine
Title: Chief Financial Officer

PNC Bank, National Association,
as Administrative Agent and as a Group Agent for the PNC Group

By: /s/ Henry Chan
    Name: Henry Chan
    Title: Senior Vice President

PNC Bank, National Association,
as Committed Lender
By: /s/ Henry Chan
    Name: Henry Chan
    Title: Senior Vice President

PNC Capital Markets LLC, as Structuring Agent

By: /s/ Henry Chan
    Name: Henry Chan
    Title: Managing Director

The Toronto Dominion Bank,
as Group Agent for the TD Bank Group
By: /s/ Luna Mills
Name: Luna Mills
Title: Managing Director

Wells Fargo Bank, National
Association,
as Group Agent for the Wells Fargo Group
By: /s/ Dale Abernathy
Name: Dale Abernathy
    Title: Director

MUFG Bank, LTD.,
as Managing Agent for the MUFG Lender Group
By: /s/ Eric Williams
Name: Eric Williams
Title: Managing Director

Reaffirmation, Acknowledgement, and Consent of Performance Guarantor
The undersigned, Concentrix Corporation, heretofore executed and delivered to the Administrative Agent a Performance Guaranty dated October 30, 2020. The undersigned hereby acknowledges and consents to the Second Amendment to Receivables Financing Agreement dated as of the date hereof, and confirms that its Performance Guaranty, and all obligations of the undersigned thereunder, remains in full force and effect. The undersigned further agrees that the consent of the undersigned to any other amendment or modification to the Receivables Financing Agreement or any of the other Transaction Documents referred to therein (each as existing on the date hereof) shall not be required as a result of this consent having been obtained. The undersigned acknowledges that the Administrative Agent and the Group Agents are relying on the assurances provided herein in entering into the Amendment set forth above.
Dated: As of July 6, 2022.

Concentrix Corporation,
as Servicer
By: /s/ Andre S. Valentine
Name: Andre S. Valentine
Title: Chief Financial Officer

Exhibit A to Second Amendment to Receivables Financing Agreement

Conformed Receivables Financing Agreement
(First Omnibus Amendment and Second Amendment)

Receivables Financing Agreement
Dated as of October 30, 2020
by and among
Concentrix Receivables, Inc.,
as Borrower,
The Persons from Time to Time Party Hereto,
as Lenders and Group Agents,
PNC Bank, National Association,
as Administrative Agent,
Concentrix Corporation,
as initial Servicer
and
PNC Capital Markets LLC,
as Structuring Agent

Table of Contents
Section    Heading    Page
-i-

-ii-

-iii-

Exhibits
Exhibit A    –    Form of Loan Request
Exhibit B    –    Form of Assignment and Acceptance Agreement
Exhibit C    –    Form of Assumption Agreement
Exhibit D    –    Reduction Notice
Exhibit E    –    Form of Information Package
Exhibit F    –    Form of Compliance Certificate
Exhibit G-1    –    Closing Date Closing Memorandum
Exhibit G-2    –    Initial Funding Date Closing Memorandum
Exhibit H    –    Form of Interim Report

Schedules
Schedule I    –    Commitments
Schedule II    –    Lock-Boxes, Collection Accounts and Collection Account Banks
Schedule III    –    Notice Addresses

-iv-

This Receivables Financing Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of October 30, 2020 by and among the following parties:
    (i)    Concentrix Receivables, Inc., a Delaware corporation, as Borrower (together with its successors and assigns, the “Borrower”);
    (ii)    the Persons from time to time party hereto as Lenders and Group Agents;
    (iii)    PNC Bank, National Association (“PNC”), as Administrative Agent;
    (iv)    Concentrix Corporation, a Delaware corporation (“Sponsor”), as initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”); and
    (v)    PNC Capital Markets LLC, a Pennsylvania limited liability company, as Structuring Agent.
Preliminary Statements
The Borrower has acquired, and will acquire from time to time, Receivables from the Originators (as defined herein) pursuant to the Receivables Purchase Agreement (as defined herein). The Borrower has requested that the Lenders make Loans from time to time to the Borrower, on the terms, and subject to the conditions set forth herein, secured by, among other things, the Receivables (as defined herein).
In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Article I

Definitions
    Section 1.01.    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Account Control Agreement” means each agreement, in form and substance satisfactory to the Administrative Agent, among the Borrower, the Servicer (if applicable), the Administrative Agent and a Collection Account Bank, governing the terms of the related Collection Accounts, that (i) provides the Administrative Agent with control within the meaning of the UCC over the deposit accounts subject to such agreement and (ii) by its terms, may not be terminated or canceled by the related Collection Account Bank without the written consent of the Administrative Agent or upon no less than sixty (60) days prior written notice to the Administrative Agent (or such lesser period of time as may be agreed to by the Administrative

Agent under such Account Control Agreement in its sole discretion), as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Adjusted Net Receivables Pool Balance” means (i) the Net Receivables Pool Balance minus (ii) the SRDA.
“Administrative Agent” means PNC, in its capacity as contractual representative for the Credit Parties, and any successor thereto in such capacity appointed pursuant to Article XI or Section 14.03(g).
“Administrative Agent’s Account” means, with respect to the Administrative Agent, the account(s) from time to time designated in writing by the Administrative Agent to the Borrower and the Servicer for purposes of receiving payments to or for the account of the Administrative Agent and/or each Group hereunder.
“Adverse Claim” means any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing); it being understood that any of the foregoing in favor of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties) shall not constitute an Adverse Claim.
“Advisors” has the meaning set forth in Section 14.06(c).
“Affected Person” means each Credit Party, each Program Support Provider, each Liquidity Agent and each of their respective Affiliates.
“Affiliate” means, as to any Person: (a) any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, except that, in the case of each Conduit Lender, Affiliate shall mean the holder(s) of its Capital Stock or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a). For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 20% or more of the securities having ordinary voting power for the election of directors or managers of such Person or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.
“Aggregate Capital” means, at any time of determination, the aggregate outstanding Capital of all Lenders at such time.
“Aggregate Interest” means, at any time of determination, the aggregate accrued and unpaid Interest on the Loans of all Lenders at such time.
“Agreement” has the meaning set forth in the preamble to this Agreement.

“Anti-Terrorism Laws” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and any other similar Applicable Law in other jurisdictions relating to terrorism financing, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Applicable Laws, all as amended, supplemented or replaced from time to time.
“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party to the extent applicable to such Person or by which any of its property is bound. For the avoidance of doubt, FATCA shall constitute an “Applicable Law” for all purposes of this Agreement.
“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.
“Assignment and Acceptance Agreement” means an assignment and acceptance agreement entered into by a Committed Lender, an Eligible Assignee, such Committed Lender’s Group Agent and the Administrative Agent, and, if required, the Borrower, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit B hereto.
“Assumption Agreement” has the meaning set forth in Section 14.03(i).
“Attorney Costs” means and includes all reasonable and documented fees, costs, expenses and disbursements of any law firm or other external counsel.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark that is or may be used for determining the length of a Tranche Period or Interest Period or (y) otherwise, any payment period for Interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Bank Rate” for any Portion of Capital funded by any Lender on any day, means an interest rate per annum equal to (a) the applicable SOFR Rate plus the applicable SOFR Adjustment with respect to such Lender for such Interest Period (or portion thereof) (provided that for such purpose, if such SOFR Rate is being determined by reference to Daily 1M SOFR for such Lender, the SOFR Rate for such day shall be the Daily 1M SOFR in effect on such day); or (b) if the Base Rate is applicable to such Lender pursuant to Section 5.04, the Base Rate for such Lender on such day.
“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate” means, for any day and any Lender, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the greatest of:
    (a)    the rate of interest in effect for such day as publicly announced from time to time by the applicable Group Agent or its Affiliate as its “reference rate” or “prime rate”, as applicable (such “reference rate” or “prime rate” is set by the applicable Group Agent or its Affiliate based upon various factors, including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer);
    (b)    0.50% per annum above the Overnight Bank Funding Rate in effect on such day; and
    (c)    1.00% per annum above Daily 1M SOFR plus the SOFR Adjustment in effect on such day;
provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero.
“Benchmark” means, initially, the SOFR Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.04(c). Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means, for any Available Tenor, the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;

provided that if the Benchmark Replacement as so determined above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents and provided, further, that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in consultation with the Borrower.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the

Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; provided that, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.
“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be at the end of a Tranche Period, Interest Period or day (as applicable) and no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
    “Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to any then-current Benchmark:

(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 5.04(c) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 5.04(c).
“Beneficial Owner” means, for the Borrower, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of the Borrower’s Capital Stock; and (b) a single individual with significant responsibility to control, manage or direct the Borrower.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” has the meaning specified in the preamble to this Agreement.
“Borrower Indemnified Amounts” has the meaning set forth in Section 13.01(a).
“Borrower Indemnified Party” has the meaning set forth in Section 13.01(a).
“Borrower Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to any Credit Party, Borrower Indemnified Party and/or any Affected Person, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation, all Capital and Interest on the Loans, all Fees and all other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including, without limitation, interest, fees and other obligations that accrue after the commencement of any Insolvency Proceeding with respect to the Borrower (in each case whether or not allowed as a claim in such proceeding).
“Borrower’s Net Worth” means, at any time of determination, an amount equal to (i) the sum of (A) the Outstanding Balance of all Pool Receivables at such time plus (B) cash on deposit in the Collection Accounts, minus (ii) the sum of (A) the Aggregate Capital at such time, plus (B) the Aggregate Interest at such time, plus (C) the aggregate accrued and unpaid Fees at such time, plus (D) the aggregate outstanding principal balance of all Subordinated Notes at such time, plus (E) the aggregate accrued and unpaid interest on all Subordinated Notes at such time, plus (F) without duplication, the aggregate accrued and unpaid other Borrower Obligations at such time.
“Borrowing Base” means, at any time of determination, the amount equal to the lesser of (a) the Facility Limit and (b) (i) the Adjusted Net Receivables Pool Balance at such time, minus (ii) the Total Reserves at such time.
“Borrowing Base Deficit” means, at any time of determination, the amount, if any, by which the Aggregate Capital at such time, exceeds the Borrowing Base at such time.
“Breakage Fee” means (i) for any Interest Period for which Interest is computed by reference to the CP Rate, Daily 1M SOFR or the Term SOFR Rate and a reduction of Capital is made for any reason on any day other than the last day of the related Interest Period (or Tranche Period, if applicable) or (ii) to the extent that the Borrower shall for any reason, fail to borrow on the date specified by the Borrower in connection with any request for funding pursuant to Article II of this Agreement, the amount, if any, by which (A) the additional Interest (calculated without taking into account any Breakage Fee or any shortened duration of such Interest Period (or Tranche Period, if applicable) (or, in the case of clause (i) above in which the Interest Rate is computed in reference to the CP Rate, until the maturity of the underlying Note) pursuant to the definition thereof) which would have accrued during such Interest Period (or Tranche Period, if applicable) on the reductions of Capital relating to such Interest Period (or Tranche Period, if applicable) had such reductions not been made (or, in the case of clause (ii) above, on the amounts so failed to be borrowed or accepted in connection with any such request for funding by the Borrower), exceeds (B) the income, if any, received by the applicable Lender from the investment of the proceeds of such reductions of Capital (or such amounts failed to be borrowed by the Borrower). A certificate as to the amount of any Breakage Fee (including the computation of such amount) shall be submitted by the affected Lender (or the applicable Group Agent on its behalf) to the Borrower and shall be conclusive and binding for all purposes, absent manifest error.
“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Pittsburgh, Pennsylvania or New York City, New York;

provided that, when used in connection with an amount that accrues Interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.
“Capital” means, with respect to any Lender, the aggregate amounts paid to, or on behalf of, the Borrower in connection with all Loans made by such Lender pursuant to Article II, as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 4.01; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.
“Capital Stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.
“Certificate of Beneficial Ownership” means, for the Borrower, a certificate in form and substance acceptable to the Administrative Agent (as amended or modified by the Administrative Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of the Borrower.
“Change in Control” means the occurrence of any of the following:
    (a)    The Performance Guarantor ceases to own directly 100% of the issued and outstanding Capital Stock and all other equity interests of the Borrower free and clear of all Adverse Claims;
    (b)    The Performance Guarantor ceases to own, directly or indirectly, 100% of the issued and outstanding Capital Stock, membership interests or other equity interests of any Originator;
    (c)    any Subordinated Note shall at any time cease to be owned by an Originator, free and clear of all Adverse Claims; or
    (d)    an event or series of events occurs by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all equity interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of voting equity interests of the Performance Guarantor representing forty percent (40%) or more of the combined voting power of all voting equity interests of the Performance Guarantor on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).
“Change in Law” means the occurrence, after the Closing Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (w) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date” means October 30, 2020.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“Collateral” has the meaning set forth in Section 3.01(a).
“Collection Account” means each account listed on Schedule II to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any Collection Account in accordance with the terms hereof) (in each case, in the name of the Borrower) and maintained at a bank or other financial institution acting as a Collection Account Bank pursuant to an Account Control Agreement for the purpose of receiving Collections.
“Collection Account Bank” means any of the banks or other financial institutions holding one or more Collection Accounts.
“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, the Borrower, the Servicer or any other Person on their behalf in payment of any amounts owed in respect of such Pool Receivable (including purchase price, service charges, finance charges, interest, fees and all other charges), or applied to amounts owed in respect of such Pool Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Pool Receivable and (d) all other proceeds of such Pool Receivable.
“Commitment” means, with respect to any Committed Lender (including a Related Committed Lender), the maximum aggregate amount which such Person is obligated to lend or pay hereunder on account of all Loans, on a combined basis, as set forth on Schedule I or in the Assumption Agreement or other agreement pursuant to which it became a Lender, as such amount may be modified in connection with any subsequent assignment pursuant to Section 14.03 or in connection with a reduction in the Facility Limit pursuant to Section 2.02(e). If the context so requires, “Commitment” also refers to a Lender’s obligation to make Loans hereunder in accordance with this Agreement.
“Committed Lenders” means PNC and each other Person that is or becomes a party to this Agreement in the capacity of a “Committed Lender”.
“Concentration Percentage” means, at any time of determination, (a) except as provided in clause (b) below, (i) for any Group A Obligor, 20.0%, (ii) for any Group B Obligor, 15.0%, (iii) for any Group C Obligor, 10.0%, and (iv) for any Group D Obligor, 5.0%, and (b) for the Special Obligor, 7.5% (the “Special Concentration Limit”); provided, however, that the Administrative Agent may (or at the direction of any Lender shall), at any time upon not less than five (5) Business Days prior notice to the Borrower or upon the occurrence of a Special Obligor Slow Pay Condition, cancel or reduce the Special Concentration Limit with respect to the Special Obligor, in which case the Concentration Percentage for the Special Obligor shall be determined pursuant to clause (a) above. In the event that any other Obligor is or becomes an Affiliate of the Special Obligor, the Special Concentration Limit shall apply to both such Obligor and the Special Obligor and shall be calculated as if such Obligor and the Special Obligor were a single Obligor.
“Concentration Reserve Percentage” means, at any time of determination, the largest of: (a) the sum of the four (4) largest Obligor Percentages of the Group D Obligors, (b) the sum of the two (2) largest Obligor Percentages of the Group C Obligors, and (c) the largest Obligor Percentage of the Group B Obligors. Notwithstanding the foregoing, so long as no Special Obligor Slow Pay Condition has occurred and is continuing at the time of any calculation of the Concentration Reserve Percentage, the Obligor Percentage of the Special Obligor shall be deemed to be no greater than 5% (the “Concentration Reserve Cap”) for purposes of calculating the Concentration Reserve Percentage; provided, however, that the Administrative Agent may (or at the direction of any Lender shall), at any time upon not less than five (5) Business Days prior notice to the Borrower cancel the Concentration Reserve Cap with respect to the Special Obligor, in which case the Obligor Percentage of the Special Obligor for purposes of calculating the Concentration Reserve Percentage shall be determined as set forth in the definition of Concentration Percentage without giving effect to this sentence.

“Conduit Lender” means Gotham Funding Corporation, Reliant Trust and each other commercial paper conduit that is or becomes a party to this Agreement in the capacity of a “Conduit Lender”.
“Conforming Changes” means, with respect to the Term SOFR Rate, Daily 1M SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Tranche Period,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of Interest, timing of Loan Requests or return, prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent reasonably decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of the Term SOFR Rate, Daily 1M SOFR or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably decides (in consultation with the Borrower) that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines (in consultation with the Borrower) that no market practice for the administration of the Term SOFR Rate, Daily 1M SOFR or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent (in consultation with the Borrower) decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.
“Contractual Dilution” means dilution, Deemed Collections or other similar adjustments that have been accrued for by the related Originator or the Borrower, as applicable, in its financial books and records arising out of volume rebates, terms discounts, indirect rebates, direct rebates (net of any direct rebate recovery) and key promotional programs which are customary for the Originators and specified in the related Contract or applicable marketing program related to the applicable Receivable and Obligor thereof and which are included in the calculation of the SRDA.
“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Performance Guarantor or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means (a) each of the Borrower, the Servicer, each Originator, the Performance Guarantor and each of the Performance Guarantor’s Subsidiaries and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
“CP Rate” means, for any Conduit Lender and for any Interest Period for any Portion of Capital (a) the per annum rate equivalent to the weighted average cost (as determined by the applicable Group Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Lender, other borrowings by such Conduit Lender (other than under any Program Support Agreement) and any other costs associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Conduit Lender to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Lender); provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Portion of Capital for such Interest Period, the applicable Group Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Borrower agrees that any amounts payable to Conduit Lenders in respect of Interest for any Interest Period with respect to any Portion of Capital funded by such Conduit Lenders at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such Conduit Lenders had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Conduit Lender from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity) or (b) any other rate designated as the “CP Rate” for such Conduit Lender in the Assumption Agreement or other document pursuant to which such Person becomes a party as a Conduit Lender to this Agreement, or any other writing or agreement provided by such Conduit Lender to the Borrower, the Servicer and the applicable Group Agent from time to time.
“Credit Agreement” means that certain Credit Agreement dated as of October 16, 2020 among Sponsor, as the Borrower, the subsidiaries of the Sponsor party thereto as guarantors,

Bank of America, N.A., as Administrative Agent, the Swing Line Lender and an L/C Issuer, and the other lenders and L/C issuers party thereto from time to time.
“Credit and Collection Policy” means, with respect to any Receivable, the applicable credit and collection policies and practices of the Originator of such Receivable and the Servicer (or any sub-servicer) with respect to such Receivable and the related Obligor, as submitted by the Borrower to the Administrative Agent from time to time, in each case as modified from time to time in accordance with the terms of Section 8.02(h). To the extent there are not credit and collection policies and practices applicable to any Originator or Receivable on file with the Administrative Agent, the “Credit and Collection Policy” with respect to such Originator and such Receivable shall mean the applicable standard administration and documentation policies and procedures of the applicable Originator of such Receivable.
“Credit Extension” means the making of any Loan.
“Credit Party” means each Lender, the Administrative Agent and each Group Agent.
“Credit Risk Retention Rules” means (i) Section 15G of the Securities Exchange Act of 1934, as amended, and (ii) Articles 404-410 of the EU Capital Requirements Regulation (including Article 122a of the Banking Consolidation Directive), in each case, together with the rules and regulations thereunder.
“Daily 1M SOFR” means, for any day, the rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (a) the Term SOFR Reference Rate for such day for one (1) month period, as published by the Term SOFR Administrator, by (b) a number equal to 1.00 minus the SOFR Reserve Percentage; provided that if Daily 1M SOFR as determined above would be less than the SOFR Floor, then Daily 1M SOFR shall be deemed to be the SOFR Floor. The rate of interest will be adjusted as of each Business Day based on changes in Daily 1M SOFR without notice to the Borrower.
“Days’ Sales Outstanding” means, for any Fiscal Month, an amount computed as of the last day of such Fiscal Month equal to: (a) the average of the Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) as of the last day of each of the three (3) most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (b) (i) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) originated by the Originators during such Fiscal Month and the immediately preceding two (2) Fiscal Months, divided by (ii) ninety (90).
“Debt” means, as to any Person at any time of determination, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person (without duplication) for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any bonds, debentures, notes, note purchase, acceptance or credit facility, or other similar instruments or facilities, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, (iv) any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including accounts payable incurred in the ordinary course of such Person’s business payable on terms customary in the trade), (v) all net obligations of such Person in respect of interest rate or currency hedges or (vi) any Guaranty of any such Debt.
“Deemed Collections” has the meaning set forth in Section 4.01(d).
“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such Fiscal Month, excluding the Known Customer Dispute Receivable described in the Fee Letter, by (b) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) originated by the Originators during the month that is six (6) Fiscal Months before such Fiscal Month.
“Defaulted Receivable” means a Receivable:
    (a)    as to which any payment, or part thereof, remains unpaid for one hundred fifty-one (151) days or more from the original due date for such payment;
    (b)    as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto;
    (c)    that has been written off the applicable Originator’s, the Servicer’s or the Borrower’s books as uncollectible; or
    (d)    that, consistent with the Credit and Collection Policy, should be written off the applicable Originator’s, the Servicer’s or the Borrower’s books as uncollectible;
provided, however, that in each case above such amount shall be calculated without giving effect to any netting of credits that have not been applied to a particular Receivable for the purpose of aged trial balance reporting.
“Defaulting Lender” means any Committed Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Committed Lender notifies the Administrative Agent in writing that such failure is the result of such Committed Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Committed Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Committed Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Committed Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of an Insolvency Proceeding.
“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day, by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.
“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than ninety-one (91) days from the original due date for such payment. Such amounts shall be calculated without giving effect to any netting of credits that have not been applied to a particular Receivable for the purpose of aged trial balance reporting.
“Dilution Horizon Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the sum of (i) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) originated by the Originators during such Fiscal Month, plus (ii) (x) 0.5 times (y) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) originated by the Originators during the preceding Fiscal Month, by (b) the Net Receivables Pool Balance as of the last day of such Fiscal Month. Within thirty (30) days of the completion and the receipt by the Administrative Agent of the results of any annual audit or field exam of the Receivables and the servicing and origination practices of the Servicer and the Originators, the numerator of the Dilution Horizon Ratio may be adjusted by the Administrative Agent upon not less than ten (10) Business Days’ notice to the Borrower solely to reflect (A) such number of Fiscal Months as the Administrative Agent reasonably believes best reflects the business practices of the Servicer and the Originators as determined following such audit or field exam and (B) the actual amount of dilution and Deemed Collections that occur with respect to Pool Receivables based on the weighted average dilution lag calculation completed as part of such audit or field exam.
“Dilution Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each Fiscal Month by dividing: (a) the aggregate amount of Deemed Collections during such Fiscal Month (other than any Deemed Collections (I) consisting of Contractual Dilution or (II) with respect to any Receivables that were both (A) generated by an Originator during such Fiscal Month and (B) written off the applicable Originator’s or the Borrower’s books as uncollectible during such Fiscal Month), by (b) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) originated by the Originators during the Fiscal Month prior to such Fiscal Month.
“Dilution Reserve Percentage” means, at any time of determination, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) the sum of (i) the product of (x) 2.00 times (y) the average of the Dilution Ratios for the twelve most recent Fiscal Months, plus (ii) the Dilution Volatility Component, multiplied by (b) the Dilution Horizon Ratio.
“Dilution Volatility Component” means, for any Fiscal Month, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of:
    (a)    the positive difference, if any, between: (i) the highest Dilution Ratio for any Fiscal Month during the twelve most recent Fiscal Months and (ii) the average of the Dilution Ratios for such twelve Fiscal Months, times
    (b)    the quotient of (i) the highest Dilution Ratio for any Fiscal Month during the twelve most recent Fiscal Months, divided by (ii) the average of the Dilution Ratios for such twelve Fiscal Months.
“Dollars” and “$” each mean the lawful currency of the United States of America.
“Eligible Assignee” means (i) any Committed Lender or any of its Affiliates, (ii) any Person managed by a Committed Lender or any of its Affiliates and (iii) any other financial or other institution of recognized standing having capital and surplus in excess of $500,000,000.
“Eligible Foreign Obligor” means an Obligor that is organized in or that has a head office (domicile), registered office, and chief executive office located in any country other than the United States of America or a Sanctioned Country.
“Eligible Receivable” means, at any time of determination, a Pool Receivable:
    (a)    the Obligor of which is: (i) either a U.S. Obligor or an Eligible Foreign Obligor; (ii) not a Governmental Authority located outside of the United States; (iii) not a Sanctioned Person; (iv) not subject to any Insolvency Proceeding; (v) not an Affiliate of the Borrower, the Servicer, the Performance Guarantor or any Originator; (vi) not the Obligor with respect to Delinquent Receivables with an aggregate Outstanding Balance exceeding 50.0% of the aggregate Outstanding Balance of all of such Obligor’s Pool Receivables; (vii) not a natural Person; and (viii) not a material supplier to any Originator or an Affiliate of a material supplier;
    (b)    that is denominated and payable only in Dollars in the United States of America, and the Obligor with respect to which has been instructed (in the case of an Obligor in respect of any Receivable originated by ProKarma prior to the date of the ProKarma Merger, within ten (10) Business Days of the date of the ProKarma Merger) to remit Collections in respect thereof directly to a Collection Account (or, if such Obligor is a Physical Check Obligor, to a Collection Account, to a Lock-Box or to the Servicer or the applicable Originator) in the United States of America;
    (c)    that does not have a due date which is 91 days or more after the original invoice date of such Receivable;
    (d)    (i) that arises under a Contract for the sale of goods or services entered into on an arm’s length basis in the ordinary course of the applicable Originator’s business and (ii) does not constitute a loan or other similar financial accommodation being provided by the applicable Originator;
    (e)    that arises under a duly authorized Contract that (i) is in full force and effect, (ii) is governed by the law of the United States of America or of any State thereof and (iii) is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;
    (f)    that has been transferred by an Originator to the Borrower pursuant to the Receivables Purchase Agreement with respect to which transfer all conditions precedent under the Receivables Purchase Agreement have been met;
    (g)    that, together with the Contract related thereto, conforms in all material respects with all Applicable Laws (including any applicable laws relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);
    (h)    with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with or notices to, any Governmental Authority or other Person required to be obtained, effected or given by an Originator in connection with the creation of such Receivable, the execution, delivery and performance by such Originator of the related Contract or the assignment thereof under the Receivables Purchase Agreement have been duly obtained, effected or given and are in full force and effect;
    (i)    that is not subject to any existing dispute, litigation, right of rescission, set-off, counterclaim, hold back, any other defense against the applicable Originator (or any assignee of such Originator) or Adverse Claim, and the Obligor of which holds no right as against the applicable Originator to cause such Originator to repurchase the goods or merchandise, the sale of which shall have given rise to such Receivable, provided, however, that if such dispute, litigation, right of rescission, set-off, counterclaim, hold back, other defense or Adverse Claim affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected; and provided, further, that if the Obligor of such Receivable is a Permitted Offset Obligor, solely during the months of May, June and July, such Receivable shall be deemed an Eligible Receivable notwithstanding any existing set off or counterclaim such Permitted Offset Obligor may have against the applicable Originator;
    (j)    that materially satisfies all applicable requirements of the Credit and Collection Policy;
    (k)    that, together with the Contract related thereto, has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 9.02 of this Agreement;
    (l)    in which the Borrower owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable (including without any consent of the related Obligor or any Governmental Authority), and the payments thereon are free and clear of any, or increased to account for any applicable, withholding Taxes;
    (m)    for which the Administrative Agent (on behalf of the Secured Parties) shall have a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;
    (n)    that (i) constitutes an “account” or “general intangible” (as defined in the UCC), (ii) is not evidenced by instruments or chattel paper and (iii) does not constitute, or arise from the sale of, as-extracted collateral (as defined in the UCC);
    (o)    that is neither a Defaulted Receivable nor a Delinquent Receivable;
    (p)    for which no Originator, the Borrower, the Performance Guarantor or the Servicer is holding any deposits or has established any offset or netting arrangements (including customer deposits and advance payments (including payments relating to unearned revenues)) with the related Obligor in connection with the ordinary course of payment of such Receivable;
    (q)    that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof or by the Borrower and the related goods or merchandise shall have been shipped and/or services performed other than, in the case of an Eligible Unbilled Receivable, the billing or invoicing of such Receivable; provided, that if such Receivable is subject to the performance of additional services, only the portion of such Receivable attributable to such additional services shall be ineligible;
    (r)    which Receivable (i) shall have been billed or invoiced by or on behalf of the Servicer or (ii) is an Eligible Unbilled Receivable;
    (s)    which (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance;
    (t)    which does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods; and
    (u)    for which the related Originator has recognized the related revenue on its financial books and records in accordance with GAAP.
“Eligible Unbilled Receivable” means, at any time, any Unbilled Receivable if (a) the related Originator has recognized the related revenue on its financial books and records under GAAP, and (b) not more than sixty (60) days have expired since the date such Unbilled Receivable arose.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.
“ERISA Affiliate” means, with respect to any Person, any corporation, trade or business which together with the Person is a member of a controlled group of corporations or a controlled group of trades or businesses and would be deemed a “single employer” within the meaning of Sections 414(b), (c), (m) of the Code or Section 4001(b) of ERISA.
“Event of Default” has the meaning specified in Section 10.01. For the avoidance of doubt, any Event of Default that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 14.01.
“Excess Concentration” means, as of any date of determination, the sum of the following amounts, without duplication:
    (a)    the sum of the amounts calculated for each of the Obligors equal to the excess (if any) of (i) the aggregate Outstanding Balance of the Eligible Receivables of such Obligor, over (ii) the product of (x) such Obligor’s applicable Concentration Percentage at such time, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
    (b)    the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, the Obligor of which is a United States Governmental Authority, over (ii) the product of (x) 1.5%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
    (c)    the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, the Obligor of which is an Eligible Foreign Obligor, over (ii) the product of (x) 5.0%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

    (d)    the amount equal to the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables that are Unbilled Receivables, over (ii) the product of (x) 55.0%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
    (e)    the amount equal to the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables that are Unbilled Receivables, in respect of which more than thirty (30) days have expired since the date each such Unbilled Receivable arose, over (ii) the product of (x) 20.0%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.
“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.
“Excluded Amounts” means any and all amounts on deposit in account number 4121952451 maintained at Wells Fargo Bank during the period from (and including) the date of the ProKarma Merger to (and including) the date that is ninety (90) days after the date of the ProKarma Merger.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which (i) such Lender acquires the applicable interest in the Loan or Commitment (other than pursuant to an assignment request under Sections 5.05 or 5.06) or (ii) such Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Affected Person’s failure to comply with Section 5.03(f) and (d) any withholding Taxes imposed pursuant to FATCA.
“Facility Limit” means, at any time of determination, the aggregate Commitment of all Committed Lenders, which as of the Second Amendment Date is equal to $500,000,000, as reduced from time to time pursuant to Section 2.02(e). References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital.
“Facility Limit Reduction Notice” has the meaning set forth in Section 2.02(e).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with any of the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.
“Fee Letter” has the meaning specified in Section 2.03(a).
“Fees” has the meaning specified in Section 2.03(a).
“Foreign Currency Receivable” means a Pool Receivables which is denominated and payable in any currency other than Dollars.
“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Capital and Aggregate Interest have been paid in full, (ii) all other Borrower Obligations shall have been paid in full, (iii) all other amounts owing to the Credit Parties and any other Borrower Indemnified Party or Affected Person hereunder and under the other Transaction Documents have been paid in full and (iv) all accrued Servicing Fees have been paid in full.
“Financial Officer” of any Person means, the chief executive officer, the chief financial officer, the chief accounting officer, the principal accounting officer, the controller, the treasurer or the assistant treasurer of such Person.
“Fiscal Month” means each calendar month.
“Fitch” means Fitch, Inc. and any successor thereto that is a nationally recognized statistical rating organization.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the SOFR Rate or, if no floor is specified, zero.
“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group” means, (i) for any Conduit Lender, such Conduit Lender, together with such Conduit Lender’s Related Committed Lenders and related Group Agent, (ii) for PNC, PNC as a Committed Lender and as a Group Agent, (iii) for any other Lender that does not have a Related Conduit Lender, such Lender, together with such Lender’s related Group Agent and each other Lender for which such Group Agent acts as a Group Agent hereunder.
“Group A Obligor” means any Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) with a short-term rating of at least: (a) “A-1” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “A+” or better by S&P on such Obligor’s, its parent’s, or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, or (b) “P-1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, a rating of “Al” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of S&P or Moody’s, then such Obligor will be a “Group A Obligor” if such rating satisfies either clause (a) or clause (b) above; and provided, further, if such Obligor is rated by both S&P and Moody’s and such ratings indicate a different group for such Obligor, then such Obligor will be deemed to be a “Group A Obligor” if the lower of such ratings satisfies either clause (a) or clause (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group A Obligor” shall be deemed to be a Group A Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Percentage”, the “Concentration Reserve Percentage” and clause (a) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.
“Group Agent” means each Person acting as agent on behalf of a Group and designated as the Group Agent for such Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Group Agent for any Group pursuant to an Assumption Agreement, an Assignment and Acceptance Agreement or otherwise in accordance with this Agreement.
“Group Agent’s Account” means, with respect to any Group, the account(s) from time to time designated in writing by the applicable Group Agent to the Borrower and the Servicer for purposes of receiving payments to or for the account of the members of such Group hereunder.
“Group B Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor, with a short-term rating of at least: (a) “A-2” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “BBB+” to “A” by S&P on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, or (b) “P-2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, a rating of “Baal” to “A-2” by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of S&P or Moody’s, then such Obligor will be a “Group B Obligor” if such rating satisfies either clause (a) or clause (b) above; and provided, further, if such Obligor is rated by both S&P and Moody’s and such ratings indicate a different group for such Obligor, then such Obligor will be deemed to be a “Group B Obligor” if the lower of such ratings satisfies either clause (a) or clause (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group B Obligor” shall be deemed to be a Group B Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Percentage”, the “Concentration Reserve Percentage” and clause (a) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.
“Group C Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) “A-3” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “BBB-” to “BBB” by S&P on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, or (b) “P-3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, a rating of “Baa3” to “Baa2” by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of S&P or Moody’s, then such Obligor will be a “Group C Obligor” if such rating satisfies either clause (a) or clause (b) above; and provided, further, if such Obligor is rated by both S&P and Moody’s and such ratings indicate a different group for such Obligor, then such Obligor will be deemed to be a “Group C Obligor” if the lower of such ratings satisfies either clause (a) or clause (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group C Obligor” shall be deemed to be a Group C Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Percentage”, the “Concentration Reserve Percentage” and clause (a) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.
“Group Commitment” means, with respect to any Group, at any time of determination, the aggregate Commitments of all Committed Lenders within such Group.
“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor; provided, that any Obligor that is rated by neither Moody’s nor S&P shall be a Group D Obligor, except as provided by the last sentence of each of “Group A Obligor”, “Group B Obligor” and “Group C Obligor”. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group D Obligor” shall be deemed to be a Group D Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Percentage”, the “Concentration Reserve Percentage” and clause (a) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor” or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.
“Guaranty” of any Person means any obligation of such Person guarantying or in effect guarantying any Debt, liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower, the Servicer (to the extent the Servicer is the Sponsor or an Affiliate of the Sponsor) or any Originator under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Independent Director” has the meaning set forth in Section 8.03(c).
“Information Package” means a report, in substantially the form of Exhibit E.
“Initial Funding Date” means the first date on which all the conditions precedent in Section 6.02 are satisfied (or waived in accordance with Section 14.01).
“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of clauses (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.
“Intended Tax Treatment” has the meaning set forth in Section 14.14.
“Interim Report” means a report, in substantially the form of Exhibit H.
“Interest” means, for each Loan on any day during any Interest Period (or portion thereof), the amount of interest accrued on the Capital of such Loan during such Interest Period (or portion thereof) in accordance with Section 2.03(b).
“Interest Period” means: (a) before the Termination Date: (i) initially the period commencing on (and including) the date of the initial Loan pursuant to Section 2.01 (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (and including) the last day of the calendar month in which such Loan was made; provided that the initial Interest Period after the Second Amendment Date shall commence on (and including) June

24, 2022 and end on (and including) July 31, 2022 and (ii) thereafter, each period commencing on (and including) the first day of each calendar month and ending on (and including) the last day of such calendar month and (b) on and after the Termination Date, such period (including a period of one (1) day) as shall be selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Group Agents) or, in the absence of any such selection, each period of 30 days from the last day of the preceding Interest Period.
“Interest Rate” means, for any day in any Interest Period for any Loan (or any portion or Capital thereof), (i) if such Loan (or such portion of Capital thereof) is being funded by a Conduit Lender, the applicable CP Rate; or (ii) if such Loan (or such portion of Capital thereof) is being funded by any Lender on such day other than through the issuance of Notes (including, without limitation, if a Conduit Lender is then funding such Loan (or such portion of Capital thereof) under a Program Support Agreement, or if a Committed Lender is then funding such Loan (or such portion of Capital thereof)), the applicable Bank Rate;
provided, however, that the “Interest Rate” for any day while an Unmatured Event of Default or Event of Default has occurred and is continuing shall be an interest rate per annum equal to the sum of 2.00% per annum plus the greater of (i) the Base Rate in effect on such day, and (ii) the SOFR Rate for a Tranche Period of one month plus the applicable SOFR Adjustment with respect to such Lender for such Interest Period; provided, further, that no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law; and provided, further, that Interest for any Loan shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.
“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.
“LCR Security” means any commercial paper or security (other than equity securities issued to the Performance Guarantor or any Originator that is a consolidated subsidiary of the Performance Guarantor, under GAAP) within the meaning of Paragraph __.32(e)(viii) of the final rules titled Liquidity Coverage Ratio; Liquidity Risk Measurement Standards, 79 Fed. Reg. 197, 61440 et seq. (October 10, 2014).
“Lenders” means the Conduit Lenders and the Committed Lenders.
“Lender’s Account” means, with respect to any Lender, the account(s) from time to time designated in writing by the applicable Lender to the Borrower, the Servicer and the Administrative Agent for purposes of receiving payments to or for the account of such Lender hereunder.
“Liquidity” means, at any time of determination, the sum of (i) unrestricted consolidated cash and cash equivalents (as determined under GAAP) of the Performance Guarantor at such time, plus (ii) the the amount (if any) then available to be borrowed by the Sponsor in cash pursuant to the Credit Agreement (assuming, unless the Borrower has actual knowledge to the contrary, that all conditions precedent to such borrowing (including any requirement to satisfy borrowing base requirements and that no event of default exists or would result from such borrowing) are then satisfied, other than any requirement that the Sponsor deliver a borrowing request or any similar and customary notice or certification required to initiate such a borrowing), plus (iii) an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital at such time.
“Liquidity Agent” means any bank or other financial institution acting as agent for the various Liquidity Providers under each Liquidity Agreement.
“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Lender in order to provide liquidity for such Conduit Lender’s Capital and Notes.
“Liquidity Event” means, as of any time of determination, that Liquidity is less than $125,000,000 as of such time.
“Liquidity Provider” means each bank or other financial institution that provides liquidity support to any Conduit Lender pursuant to the terms of a Liquidity Agreement.
“Loan” means any loan made by a Lender pursuant to Section 2.02.
“Loan Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Borrower to the Administrative Agent, the Group Agents and the Lenders pursuant to Section 2.02(a).
“Lock-Box” means each locked postal box with respect to which a Collection Account Bank has executed an Account Control Agreement pursuant to which it has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Schedule II (as such schedule may be modified from time to time in connection with the addition or removal of any Lock-Box in accordance with the terms hereof).
“Loss Horizon Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed, as of the last day of such Fiscal Month, by dividing:
    (a)    the sum of (i) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the six most recent Fiscal Months ending prior to the time of determination and (ii) the product of (x) 0.5, multiplied by (y) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) originated by the Originators during the month that is seven (7) Fiscal Months prior to the time of determination; by
    (b)    the Net Receivables Pool Balance as of such last date of the Fiscal Month.
“Loss Reserve Percentage” means, at any time of determination, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward)

of (a) 2.00, times (b) the highest average of the Default Ratios for any three (3) consecutive Fiscal Months during the twelve most recent Fiscal Months, times (c) the Loss Horizon Ratio.
“Majority Group Agents” means one or more Group Agents which in its Group, or their combined Groups, as the case may be, have Committed Lenders representing more than 50% of the aggregate Commitments of all Committed Lenders in all Groups (or, if the Commitments have been terminated, have Lenders representing more than 50% of the aggregate outstanding Capital held by all the Lenders in all Groups).
“Material Adverse Effect” means relative to any Person (provided that if no particular Person is specified, “Material Adverse Effect” shall be deemed to be relative to the Borrower, the Servicer, the Originators and the Performance Guarantor, individually and in the aggregate) with respect to any event or circumstance, a material adverse effect on any of the following:
    (a)    with respect to (i) the Borrower, the assets, operations, business or financial condition of the Borrower and (ii) with respect to the Servicer, the Originators, or the Performance Guarantor, the assets, operations, business or financial condition of the Servicer, the Originators, and the Performance Guarantor, taken as a whole;
    (b)    the ability of any such Person to perform its obligations, if any under this Agreement or any other Transaction Document to which it is a party;
    (c)    the validity or enforceability of this Agreement or any other Transaction Document, or the validity or enforceability of any material portion of the Pool Receivables; or
    (d)    the status, perfection, enforceability or priority of the Administrative Agent’s or the Borrower’s security interest in the Collateral.
“Material Debt” means any Debt (other than Debt arising under this Agreement or the Credit Agreement) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $150,000,000.
“Maturity Date” means the earlier to occur of (a) the date occurring one hundred eighty (180) days following the Scheduled Termination Date and (b) the date on which the “Termination Date” is declared or deemed to have occurred under Section 10.01.
“Minimum Dilution Reserve Percentage” means, at any time of determination, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) the average of the Dilution Ratios for the twelve most recent Fiscal Months ended that are covered by the most recently delivered Information Package, multiplied by (b) the Dilution Horizon Ratio for the most recent Fiscal Month ended that is covered by the most recently delivered Information Package.

“Minimum Funding Threshold” means, on any date of determination, the amount that is equal to the lesser of (x) twenty-five percent (25%) of the Facility Limit on such date and (y) the Borrowing Base on such date.
“Monthly Settlement Date” means, with respect to an Interest Period, the 24th day of each calendar month in the month immediately succeeding the expiration of such Interest Period (or if such day is not a Business Day, the next occurring Business Day); provided that the first Monthly Settlement Date after the Second Amendment Date shall be August 24, 2022.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower, the Servicer, any Originator, the Performance Guarantor or any of their respective ERISA Affiliates (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.
“Net Receivables Pool Balance” means, at any time of determination: (a) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, minus (b) the Excess Concentration.
“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Lender to fund its investments in accounts receivable or other financial assets.
“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.
“Obligor Percentage” means, at any time of determination, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is (x) the aggregate Outstanding Balance of the Eligible Receivables of such Obligor and its Affiliates less (y) the amount (if any) then included in the calculation of the Excess Concentration with respect to such Obligor and its Affiliates and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Originator” and “Originators” have the meaning set forth in the Receivables Purchase Agreement, as the same may be modified from time to time by adding new Originators or removing Originators, in each case with the prior written consent of the Administrative Agent.
“Other Connection Taxes” means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Tax (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document).
“Other Taxes” means any and all present or future stamp or documentary Taxes charges or similar levies or fees arising from any payment made hereunder or from the execution, delivery, filing, recording or enforcement of, or otherwise in respect of, this Agreement, the other Transaction Documents and the other documents or agreements to be delivered hereunder or thereunder, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to either of Sections 5.05 or 5.06).
“Outstanding Balance” means, at any time of determination, with respect to any Receivable, the then outstanding principal balance thereof; for the avoidance of doubt, the “Outstanding Balance” of any Receivable originated by an Originator is the then net outstanding principal balance thereof as determined by the Servicer in accordance with its customary practices.
“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.
“Parent Group” has the meaning set forth in Section 8.03(c).
“Participant” has the meaning set forth in Section 14.03(e).
“Participant Register” has the meaning set forth in Section 14.03(f).
“PATRIOT Act” has the meaning set forth in Section 14.15.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Pension Plan” means a pension plan as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA with respect to which any Originator, the Borrower or any other member of the Controlled Group may have any liability, contingent or otherwise.

“Percentage” means, at any time of determination, with respect to any Committed Lender, a fraction (expressed as a percentage), (a) the numerator of which is (i) prior to the termination of all Commitments hereunder, its Commitment at such time or (ii) if all Commitments hereunder have been terminated, the aggregate outstanding Capital of all Lenders in such Committed Lender’s Group at such time and (b) the denominator of which is (i) prior to the termination of all Commitments hereunder, the aggregate Commitments of all Committed Lenders at such time or (ii) if all Commitments hereunder have been terminated, the Aggregate Capital at such time.
“Performance Guarantor” means Concentrix Corporation, a Delaware corporation.
“Performance Guaranty” means the Performance Guaranty dated as of the Closing Date, by the Performance Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
“Permitted Encumbrances” shall mean the following encumbrances: (a) liens for Taxes or assessments or other governmental charges or levies not yet delinquent; (b) pledges or deposits securing obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits securing bids, tenders, government contracts, contracts (other than contracts for the payment of money) or leases to which any Originator, the Borrower or the Servicer is a party as lessee made in the ordinary course of business; (d) deposits securing statutory obligations of any Originator or the Servicer; (e) inchoate and unperfected workers’, mechanics’, suppliers’ or similar Liens arising in the ordinary course of business; (f) carriers’, warehousemen’s or other similar possessory liens arising in the ordinary course of business; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Originator or the Servicer is a party; (h) any judgment lien not constituting an Event of Default under Section 10.01(s); (i) liens (other than liens applicable to the Borrower or liens on the Pool Receivables or any Related Security) under the Credit Agreement and (j) presently existing or hereinafter created liens in favor of the Borrower under the Receivables Purchase Agreement or the Lenders or the Administrative Agent under this Agreement.
“Permitted Offset Obligor” has the meaning set forth in the Fee Letter; provided, however, that the Administrative Agent may (or at the direction of the Majority Group Agents shall), at any time upon not less than five (5) Business Days’ prior notice to the Borrower, revoke the designation of any Person as a Permitted Offset Obligor.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or any Governmental Authority.
“Physical Check Obligor” means an Obligor that is contractually allowed or required to make payments, and has historically made payments, by mailing physical checks to a lock-box account.

“PNC” has the meaning set forth in the preamble to this Agreement.
“Pool Receivable” means a Receivable in the Receivables Pool.
“Portion of Capital” means, with respect to any Lender and its related Capital, the portion of such Capital being funded or maintained by such Lender by reference to a particular interest rate basis.
“Pro Rata Percentage” means, at any time of determination, with respect to any Committed Lender, a fraction (expressed as a percentage), (a) the numerator of which is (i) prior to the termination of all Commitments hereunder, its Commitment at such time or (ii) if all Commitments hereunder have been terminated, the aggregate outstanding Capital of all Loans being funded by such Committed Lender at such time and (b) the denominator of which is (i) prior to the termination of all Commitments hereunder, the aggregate Commitments of all Committed Lenders at such time or (ii) if all Commitments hereunder have been terminated, the aggregate outstanding Capital of all Loans at such time.
“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Lender, (b) the issuance of one or more surety bonds for which any Conduit Lender is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by any Conduit Lender to any Program Support Provider of any Capital (or portions thereof or participation interest therein) maintained by such Conduit Lender and/or (d) the making of loans and/or other extensions of credit to any Conduit Lender in connection with such Conduit Lender’s receivables-securitization program contemplated in this Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.
“Program Support Provider” means and includes, with respect to any Conduit Lender, any Liquidity Provider and any other Person (other than any customer of such Conduit Lender) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Lender pursuant to any Program Support Agreement.
“ProKarma” means ProKarma, Inc., a Delaware corporation.
“ProKarma Merger” means the merger of ProKarma into any Originator.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Rating Agency” mean each of S&P, Fitch and Moody’s (and/or each other rating agency then rating the Notes of any Conduit Lender).
“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator or the Borrower (as assignee of an Originator),

whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, and includes, without limitation, the obligation to pay any service charges, finance charges, interest, fees and other charges with respect thereto. Any such right to payment arising from any one transaction, including, without limitation, any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.
“Receivables Pool” means, at any time of determination, all of the then outstanding Receivables transferred (or purported to be transferred) to the Borrower pursuant to the Receivables Purchase Agreement prior to the Termination Date.
“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of the Closing Date, among the Servicer, the Originators and the Borrower, as such agreement may be amended, supplemented or otherwise modified from time to time.
“Receivables Purchase Agreement Termination Event” means the date on which a termination of the purchase and sale of Receivables under the Receivables Purchase Agreement shall have occurred pursuant to Section 8.1 thereof.
“Reference Time” means, with respect to any setting of the then-current Benchmark, the time determined by the Administrative Agent in its reasonable discretion.
“Register” has the meaning set forth in Section 14.03(c).
“Reinvestment” has the meaning set forth in Section 4.01(a).
“Related Committed Lender” means with respect to any Conduit Lender, each Committed Lender listed as such for each Conduit Lender as set forth on the signature pages of this Agreement or in any Assumption Agreement.
“Related Conduit Lender” means, with respect to any Committed Lender, each Conduit Lender which is, or pursuant to any Assignment and Acceptance Agreement or Assumption Agreement or otherwise pursuant to this Agreement becomes, included as a Conduit Lender in such Committed Lender’s Group, as designated on its signature page hereto or in such Assignment and Acceptance Agreement, Assumption Agreement or other agreement executed by such Committed Lender, as the case may be.
“Related Security” means, with respect to any Receivable:
    (a)    all of the Borrower’s and each Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable;
    (b)    all instruments and chattel paper that may evidence such Receivable;

    (c)    all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;
    (d)    all of the Borrower’s and each Originator’s rights, interests and claims under the related Contracts and all supporting obligations, guaranties, indemnities, letters of credit (including any letter of credit rights), insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;
    (e)    all books and records of the Borrower and each Originator to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box and all Collection Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC);
    (f)    all of the Borrower’s rights, interests and claims under the Receivables Purchase Agreement and the other Transaction Documents; and
    (g)    all Collections and other proceeds (as defined in the UCC) of any of the foregoing.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.
“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than a Pension Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).
“Representatives” has the meaning set forth in Section 14.06(c).

“Required Capital Amount” means, as of any date of determination, an amount equal to the product of (i) the Loss Reserve Percentage at such time, times (ii) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.
“Restricted Payments” has the meaning set forth in Section 8.01(r).
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.
“Sanction(s)” means any international economic sanction or trade embargo administered or enforced by the United States Government, including, OFAC, the United Nations Security Council, the European Union (not to include those protecting against the effects of extraterritorial sanctions by other nations), Her Majesty’s Treasury or other relevant sanctions authority of OECD member countries.
“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at: https://home.treasury.gov/policy-issues/financial-sanctions/sanctions-programs-and-country-information/where-is-ofacs-country-list-what-countries-do-i-need-to-worry-about-in-terms-of-us-sanctions, or as otherwise published from time to time.
“Sanctioned Person” means (i) A person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained by OFAC available at: https://home.treasury.gov/policy-issues/financial-sanctions/specially-designated-nationals-and-blocked-persons-list-sdn-human-readable-lists, or as otherwise published from time to time, Her Majesty’s Treasury Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC, HMT, or any other relevant sanctions authority.
“Scheduled Termination Date” means July 5, 2024.
“SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.
“Second Amendment Date” means July 6, 2022.
“Secured Parties” means each Credit Party, each Borrower Indemnified Party and each Affected Person.
“Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time.
“Servicer” has the meaning set forth in the preamble to this Agreement.

“Servicer Indemnified Amount” has the meaning set forth in Section 13.02(a).
“Servicer Indemnified Party” has the meaning set forth in Section 13.02(a).
“Servicing Fee” means the fee referred to in Section 9.06(a) of this Agreement.
“Servicing Fee Rate” means the rate referred to in Section 9.06(a) of this Agreement.
“Settlement Date” means with respect to any Portion of Capital for any Interest Period or any Fees, (i) prior to an Event of Default that has occurred and is continuing or the occurrence of the Termination Date, the Monthly Settlement Date and (ii) during the occurrence and continuance of an Event of Default or on and after the Termination Date, each day selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Group Agents) (it being understood that the Administrative Agent (with the consent or at the direction of the Majority Group Agents) may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.
“SOFR” shall mean, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Adjustment” shall mean an interest rate per annum equal to ten basis points (0.10%) with respect to either Daily 1M SOFR or the Term SOFR Rate.
“SOFR Floor” means a rate of interest per annum equal to 0 basis points (0.00%).
“SOFR Rate” means, at any time of determination, with respect to any Lender, Daily 1M SOFR or the Term SOFR Rate, as determined pursuant to Section 2.05, provided, however, that the SOFR Rate applicable to any Term SOFR Tranche funded pursuant to a Loan that occurs other than on a Monthly Settlement Date shall be Daily 1M SOFR for each day during the initial Interest Period applicable to such Term SOFR Tranche from the date such Loan is made pursuant to Section 2.01 until the next occurring Monthly Settlement Date.
“SOFR Reserve Percentage” shall mean, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.
“Solvent” means, with respect to any Person and as of any particular date, (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (iv) such

Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.
“Special Concentration Limit” has the meaning set forth in the definition of Concentration Percentage.
“Special Obligor” has the meaning set forth in the Fee Letter.
“Special Obligor Slow Pay Condition” means, at any time, a condition that exists if (i) the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables owing by the Special Obligor that were Delinquent Receivables on such day, by (b) the aggregate Outstanding Balance of all Pool Receivables owing by the Special Obligor on such day, exceeds (ii) 25.0%.
“Sponsor” has the meaning set forth in the preamble to this Agreement.
“SRDA” means, on any date of determination, an amount (expressed as a positive value) computed on such date of determination, equal to the lesser of (A) the accrual balance on each Originator’s books and records in the ordinary course of business according to policies consistently applied related to volume rebates and early-pay discounts as of the most recently ended fiscal month and (B) the product of (a) the greater of (x) three (3) or (y) 1.5 times Days Sales Outstanding divided by 30 and (b) the greatest of (i) the sum of the credits accrued for as a liability on each Originator’s books and records in the ordinary course of business according to policies consistently applied related to volume rebates and early-pay discounts during the most recently ended fiscal month, (ii) the sum of debits applied against the liability on each Originator’s books and records in the ordinary course of business according to policies consistently applied related to volume rebates and early-pay discounts during the most recently ended fiscal month and (iii) the monthly average of amounts calculated in clause (i) above during the twelve (12) most recently ended fiscal months of the Servicer.
“Structuring Agent” means PNC Capital Markets LLC, a Pennsylvania limited liability company.
“Subordinated Note” has the meaning set forth in the Receivables Purchase Agreement.
“Sub-Servicer” has the meaning set forth in Section 9.01(d).
“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments or fees imposed by any Governmental Authority and all interest, penalties, additions to tax and any similar liabilities with respect thereto.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Rate” means with respect to any Tranche Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor comparable to such Tranche Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Tranche Period, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage; provided, however, that with respect to the initial Tranche Period for the Capital of Loan made on a date that is not the first day of a Tranche Period, the Term SOFR Rate shall be the interest rate per annum equal to Daily 1M SOFR for each day during such initial Tranche Period from the date that such Loan is made pursuant to Section 2.01 until the the last day of such Tranche Period. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (New York City time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor. The Term SOFR Rate shall be adjusted automatically without notice to the Borrower on and as of (i) the first day of each Tranche Period, and (ii) the effective date of any change in the SOFR Reserve Percentage.
“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.
“Term SOFR Tranche” means any Capital (or portion thereof) accruing Interest at the Term SOFR Rate.
“Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, (b) the date on which the “Termination Date” is declared or deemed to have occurred under Section 10.01 and (c) the date selected by the Borrower on which all Commitments have been reduced to zero pursuant to Section 2.02(e).
“Total Reserves” means, at any time of determination, an amount equal to the product of (a) the sum of (i) the Yield and Servicing Reserve Percentage, plus (ii) the greater of (x) the sum of the Concentration Reserve Percentage plus the Minimum Dilution Reserve Percentage and

(y) the sum of the Dilution Reserve Percentage plus the Loss Reserve Percentage, multiplied by (b) the Adjusted Net Receivables Pool Balance at such time.
“Tranche Period” means, with respect to any Term SOFR Tranche, a period of one month. Each Tranche Period shall commence on (and including) the first day of a calendar month and end on (and including) the last day of the calendar month occurring one calendar month thereafter; provided, however, that if the date any Capital (or portion thereof) is funded pursuant to a Loan made on a date that is not the first day of a Tranche Period pursuant to Section 2.01, the initial Tranche Period for such Capital (or such portion thereof) shall commence on the date such Loan is made pursuant to Section 2.01 and end on the last day of the calendar month occurring one month after the last day of the calendar month in which such Loan was made; provided, further, that if any Tranche Period would end after the Termination Date, such Tranche Period (including a period of one day) shall end on the Termination Date.
“Transaction Documents” means this Agreement, the Receivables Purchase Agreement, the Account Control Agreements, the Fee Letter, each Subordinated Note, the Performance Guaranty and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unbilled Receivable” means, at any time, any Receivable as to which the Obligor has become obligated to pay for the services provided by the applicable Originator in accordance with the relevant customer Contract but the invoice or bill with respect thereto has not yet been sent to the Obligor thereof.
“Unmatured Event of Default” means an event that but for notice or lapse of time or both would constitute an Event of Default.
“U.S. Government Securities Business Day” means any day, except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Obligor” means an Obligor that is a corporation or other business organization and is organized under the laws of the United States of America (or of a United States of America territory, district, state, commonwealth, or possession, including, without limitation, Puerto Rico and the U.S. Virgin Islands) or any political subdivision thereof.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Yield and Servicing Fee Reserve Percentage” means at any time of determination:

1.5 x DSO x BR
360
where:
BR    =    the Base Rate plus 1.0%; and
DSO    =    the Days’ Sales Outstanding for the most recently ended Fiscal Month.
    Section 1.02.    Other Interpretative Matters. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule,” “Exhibit” or “Annex” shall mean articles and sections of, and schedules, exhibits and annexes to, this Agreement. For purposes of this Agreement, the other Transaction Documents and all such certificates and other documents, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (c) references to any Article, Section, Schedule, Exhibit or Annex are references to Articles, Sections, Schedules, Exhibits and Annexes in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” means “including without limitation”; (e) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (f) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (g) references to any Person include that Person’s permitted successors and assigns; (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (i) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (j) terms in one gender include the parallel terms in the neuter and opposite gender; (k) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day and (l) the term “or” is not exclusive.
    Section 1.03.    Divisions. For all purposes under the Transaction Documents, in connection with any division or plan of division (whether under Delaware law or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.
    Section 1.04.    SOFR Notifications. Section 5.04(c) of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Rate or Daily 1M SOFR is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate, Daily 1M SOFR or with respect to any alternative or successor rate thereto, or replacement rate therefor.

Section 1.05.    Conforming Changes Relating to SOFR. With respect to the Term SOFR Rate and Daily 1M SOFR, the Administrative Agent will have the right, in consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document; provided that, with respect to any such amendment effected, the Administrative Agent shall provide notice to the Borrower, the Lenders and the Group Agents of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.
Article II

Terms of the Loans
    Section 2.01.    Loan Facility. Upon a request by the Borrower pursuant to Section 2.02, and on the terms and subject to the conditions hereinafter set forth, the Conduit Lenders, ratably, in accordance with the aggregate of the Commitments of the Related Committed Lenders with respect to each such Conduit Lender, severally and not jointly, may, in their sole discretion, make Loans to the Borrower on a revolving basis, and if and to the extent any Conduit Lender does not make any such requested Loan or if any Group does not include a Conduit Lender, the Related Committed Lender(s) for such Conduit Lender or the Committed Lender for such Group, as the case may be, shall, ratably, in accordance with their respective Commitments, severally and not jointly, make a Loan to the Borrower on a revolving basis from time to time during the period from the Closing Date to the Termination Date. Under no circumstances shall any Lender be obligated to make any such Loan if, after giving effect to such Loan:
    (i)    the Aggregate Capital would exceed the Facility Limit at such time;
    (ii)    the sum of (A) the aggregate outstanding Capital of such Lender plus (B) the aggregate outstanding Capital of each other Lender in its Group would exceed the Group Commitment of such Lender’s Group

    (iii)    if such Lender is a Committed Lender, the aggregate outstanding Capital of such Committed Lender would exceed its Commitment; or
    (iv)    the Aggregate Capital would exceed the Borrowing Base at such time.
    Section 2.02.    Making Loans; Repayment of Loans. (a) Each Loan hereunder shall be made upon the written request from the Borrower to the Administrative Agent in the form of a Loan Request attached hereto as Exhibit A. Each such request for a Loan shall be made no later than 11:00 a.m. (New York City time) on a Business Day (it being understood that any such request made after such time shall be deemed to have been made on the following Business Day) and shall specify (i) the amount of the Loan(s) requested (which shall not be less than $1,000,000 and shall be an integral multiple of $100,000), (ii) the allocation of such amount among the Groups (which shall be ratable based on the Group Commitments), (iii) the account to which the proceeds of such Loan shall be distributed and (iv) the date such requested Loan is to be made (which shall be a Business Day and (x) may be the Business Day on which the Loan Request was submitted if the aggregate amount of the Loans(s) requested is $250,000,000 or less or (y) shall be the date falling two Business Days before the date such requested Loan is to be made if the aggregate amount of the Loans(s) requested exceeds $250,000,000).
    (b)    The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.02(a), notify each Group Agent of its receipt of such Loan Request specifying the information provided by the Borrower and the apportionment among the Groups (which shall be ratable based on the Group Commitments) of the requested Loan. On the date of each Loan specified in the applicable Loan Request, the Lenders shall, upon satisfaction of the applicable conditions set forth in Article VI and pursuant to the other conditions set forth in this Article II, make available to the Borrower in same day funds an aggregate amount equal to the amount of such Loans requested, at the account set forth in the related Loan Request.
    (c)    Each Committed Lender’s obligation shall be several, such that the failure of any Committed Lender to make available to the Borrower any funds in connection with any Loan shall not relieve any other Committed Lender of its obligation, if any, hereunder to make funds available on the date such Loans are requested (it being understood, that no Committed Lender shall be responsible for the failure of any other Committed Lender to make funds available to the Borrower in connection with any Loan hereunder).
    (d)    The Borrower shall repay in full the outstanding Capital of each Lender on the Maturity Date. Prior thereto, the Borrower shall, on each Settlement Date, make a prepayment of the outstanding Capital of the Lenders to the extent required under Section 4.01 and otherwise in accordance therewith.  Notwithstanding the foregoing, the Borrower, in its discretion, shall have the right to make a prepayment, in whole or in part, of the outstanding Capital of the Lenders on any Business Day upon written notice thereof to the Administrative Agent in the form of a Reduction Notice attached hereto as Exhibit D; provided that, each such notice shall be made no later than 12:00 p.m. (New York City time) (x) on the Business Day of the requested prepayment or (y) if any such prepayment is in an aggregate amount greater than $125,000,000, on the date falling two Business Days before the date of the requested prepayment (it being understood that any such request made after such time shall be deemed to have been made on the following

Business Day); and provided, further, that (i) each such prepayment shall be in a minimum aggregate amount of $1,000,000 and shall be an integral multiple of $100,000, (ii) any accrued Interest and Fees in respect of such prepaid Capital shall be paid on the immediately following Settlement Date, and (iii) it shall be condition precedent to any such reduction in Capital that after giving effect to the reduction in the outstanding Capital proposed in such Reduction Notice, the outstanding Capital at such time would not be less than an amount equal to the applicable Minimum Funding Threshold; provided, further, however, that at any time on or after January 1, 2021, the Borrower may elect to be exempt from the Minimum Funding Threshold requirement set forth in this clause (iii) for a single period of no more than thirty (30) consecutive days during any calendar year by providing five (5) Business Days’ prior written notice to the Administrative Agent.
    (e)    The Borrower may, at any time upon at least thirty (30) days’ prior written notice to the Administrative Agent (any such notice a “Facility Limit Reduction Notice”), terminate the Facility Limit in whole or ratably reduce the Facility Limit in part. Each partial reduction in the Facility Limit shall be in a minimum aggregate amount of $5,000,000 and shall be an integral multiple of $1,000,000, and no such partial reduction shall reduce the Facility Limit to an amount less than $175,000,000. In connection with any partial reduction in the Facility Limit, the Commitment of each Committed Lender shall be ratably reduced.
    (f)    In connection with any reduction of the Commitments, the Borrower shall remit to the Administrative Agent (i) instructions regarding such reduction and (ii) for payment to the Lenders, cash in an amount sufficient to pay (A) the Capital of the Lenders in each Group in excess of the Group Commitment of such Group and (B) all other outstanding Borrower Obligations with respect to such reduction (determined based on the ratio of the reduction of the Commitments being effected to the amount of the Commitments prior to such reduction or, if the Administrative Agent reasonably determines that any portion of the outstanding Borrower Obligations is allocable solely to that portion of the Commitments being reduced or has arisen solely as a result of such reduction, all of such portion) including, without duplication, any associated Breakage Fees. Upon receipt of any such amounts, the Administrative Agent shall apply such amounts first to the reduction of the outstanding Capital, and second to the payment of the remaining outstanding Borrower Obligations with respect to such reduction, including any Breakage Fees, by paying such amounts to the Lenders.
    Section 2.03.    Interest and Fees. (a) On each Settlement Date, the Borrower shall, in accordance with the terms and priorities for payment set forth in Section 4.01, pay to the Administrative Agent (for the account of the Administrative Agent and each Group), each Lender and the Structuring Agent certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements from time to time entered into, among the Borrower, the members of the applicable Group (or their Group Agent on their behalf) and/or the Administrative Agent and/or the Structuring Agent (each such fee letter agreement, as amended, restated, supplemented or otherwise modified from time to time, collectively being referred to herein as the “Fee Letter”). Commitment Fees (as defined in the Fee Letter) shall cease to accrue on the unfunded portion of the Commitment of any Defaulting Lender as provided in Section 2.06.

    (b)    The Capital of each Lender shall accrue interest on each day when such Capital remains outstanding at the then applicable Interest Rate. The Borrower shall pay all Interest (including, for the avoidance of doubt, all Interest accrued on Term SOFR Tranches during an Interest Period regardless of whether the applicable Tranche Period has ended), Fees and Breakage Fees accrued during each Interest Period on each Settlement Date in accordance with the terms and priorities for payment set forth in Section 4.01.
    (c)    For the avoidance of doubt, the Borrower’s obligation to pay all Fees and Interest hereunder when due shall not be contingent upon the receipt or availability of Collections.
    Section 2.04.    Records of Loans. Each Group Agent shall record in its records, the date and amount of each Loan made by the Lenders in its Group, the interest rate with respect thereto, the Interest accrued thereon and each repayment and payment thereof. Subject to Section 14.03(c), such records shall be conclusive and binding absent manifest error. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the other Transaction Documents to repay the Capital of each Lender, together with all Interest accruing thereon and all other Borrower Obligations.
    Section 2.05.    Selection of Interest Rates . (a) Subject to the following sentence, each Lender’s Capital (including all portions thereof) shall accrue Interest initially at Daily 1M SOFR plus the SOFR Adjustment. Thereafter, so long as no Event of Default has occurred and is continuing, the Borrower may from time to time elect to change or continue the type of SOFR Rate borne by the Lenders’ Capital or, subject to the minimum amount requirement set forth in Section 2.02, a portion thereof by notice to the Administrative Agent not later than 12:00 p.m. (New York City time), one (1) Business Day prior to the expiration of any Interest Period, as applicable; provided, that there shall not be more than three (3) Term SOFR Tranches outstanding hereunder at any one time; provided, further, that for the avoidance of doubt, any change from Daily 1M SOFR to the Term SOFR Rate applicable to any Capital (or portion thereof) shall not be effective until the first day of the calendar month occurring after the date of such request. Any such notices requesting the continuation or conversion of any Capital (or any portion thereof) to the Administrative Agent may be given by telephone, telecopy, or other telecommunication device acceptable to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing in a manner acceptable to the Administrative Agent).
    (b)    If, by the time required in Section 2.05(a), the Borrower fails to select a SOFR Rate for any Capital (or portion thereof), such Capital (or portion thereof) shall automatically accrue Interest at Daily 1M SOFR plus the SOFR Adjustment for the next occurring Interest Period.
    Section 2.06.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Committed Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Committed Lender is a Defaulting Lender:
    (a)    Commitment Fees (as defined in the Fee Letter) shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender.

    (b)    The Commitment and Capital of such Defaulting Lender shall not be included in determining whether the Majority Group Agents have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 14.01); provided, that, except as otherwise provided in Section 14.01, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Committed Lender or each Committed Lender directly affected thereby (if such Lender is directly affected thereby).
    (c)    In the event that the Administrative Agent, the Borrower and the Servicer each agrees in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such Committed Lender (or a member of such Committed Lender’s Group) shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Committed Lender’s Group to hold such Loans in accordance with its Pro Rata Percentage; provided, that no adjustments shall be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Committed Lender was a Defaulting Lender, and provided, further, that except to the extent otherwise agreed by the affected parties, no change hereunder from Defaulting Lender to Lender that is not a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
Article III

Security Interest
    Section 3.01.    Security Interest. (a) As security for the performance by the Borrower of all the terms, covenants and agreements on the part of the Borrower to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of the Aggregate Capital and all Interest in respect of the Loans and all other Borrower Obligations, the Borrower hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in and lien upon, all of the Borrower’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising and wherever located (collectively, the “Collateral”): (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Boxes and Collection Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Boxes and Collection Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Borrower under the Receivables Purchase Agreement, (vi) all other personal and fixture property or assets of the Borrower of every kind and nature including, without limitation, all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, securities accounts, securities entitlements, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, money, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) (each as defined in the

UCC), and (vii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.
    (b)    The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC. The Borrower hereby authorizes the Administrative Agent to file financing statements describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect.
    (c)    Immediately upon the occurrence of the Final Payout Date, the Collateral shall be automatically released from the lien created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Lenders and the other Credit Parties hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower; provided, however, that promptly following written request therefor by the Borrower delivered to the Administrative Agent following any such termination, and at the sole expense of the Borrower, the Administrative Agent shall execute and deliver to the Borrower UCC-3 termination statements and such other documents as the Borrower shall reasonably request to evidence such termination.
Article IV

Settlement Procedures and Payment Provisions
    Section 4.01.    Settlement Procedures. (a) The Servicer shall set aside and hold in trust in the Collection Accounts for the benefit of the Secured Parties (or, if so requested by the Administrative Agent, segregate in a separate account designated by the Administrative Agent in the name of the Borrower), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables (other than Foreign Currency Receivables) that are received by the Servicer or the Borrower or received in any Lock-Box or Collection Account; provided, however, that so long as each of the conditions precedent set forth in Section 6.04 are satisfied on any date, the Servicer may release to the Borrower from such Collections the amount (if any) necessary to pay (x) the purchase price for Receivables purchased by the Borrower on such date in accordance with the terms of the Receivables Purchase Agreement or (y) amounts owing by the Borrower to any Originator under any Subordinated Notes (each such release of Collections, a “Reinvestment”). On each Settlement Date, the Servicer (or, following its assumption of control of the Collection Accounts, the Administrative Agent) shall, distribute such Collections in the following order of priority:
    (i)    first, to the Servicer for the payment of the accrued Servicing Fees payable for the immediately preceding Interest Period (plus, if applicable, the amount of Servicing Fees payable for any prior Interest Period to the extent such amount has not been distributed to the Servicer);

    (ii)    second, to each Lender and other Credit Party (ratably, based on the amount then due and owing), all accrued and unpaid Interest, Fees and Breakage Fees due to such Lender and other Credit Party for the immediately preceding Interest Period (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments), plus, if applicable, the amount of any such Interest, Fees and Breakage Fees (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments) payable for any prior Interest Period to the extent such amount has not been distributed to such Lender or Credit Party;
    (iii)    third, as set forth in clause (x), (y) or (z) below, as applicable:
    (x)    prior to the occurrence of the Termination Date, to the extent that a Borrowing Base Deficit exists on such date, to the Lenders (ratably, based on the aggregate outstanding Capital of each Lender at such time) for the payment of a portion of the outstanding Aggregate Capital at such time, in an aggregate amount equal to the amount necessary to reduce the Borrowing Base Deficit to zero ($0);
    (y)    on and after the occurrence of the Termination Date, to each Lender (ratably, based on the aggregate outstanding Capital of each Lender at such time) for the payment in full of the aggregate outstanding Capital of such Lender at such time; or
    (z)    prior to the occurrence of the Termination Date, at the election of the Borrower and in accordance with Section 2.02(d), to the payment of all or any portion of the outstanding Capital of the Lenders at such time (ratably, based on the aggregate outstanding Capital of each Lender at such time);
    (iv)    fourth, to the Credit Parties, the Affected Persons and the Borrower Indemnified Parties (ratably, based on the amount due and owing at such time), for the payment of all other Borrower Obligations then due and owing by the Borrower to the Credit Parties, the Affected Persons and the Borrower Indemnified Parties; and
    (v)    fifth, the balance, if any, to be paid to the Borrower for its own account.
    (b)    Notwithstanding anything to the contrary set forth in this Section 4.01, the Administrative Agent shall have no obligation to distribute or pay any amount under this Section 4.01 except to the extent actually received by the Administrative Agent. All payments or distributions to be made by the Servicer, the Borrower and any other Person to the Lenders (or their respective related Affected Persons and the Borrower Indemnified Parties) hereunder shall be paid or distributed to the Administrative Agent’s Account.  The Administrative Agent, upon its receipt in the Administrative Agent’s Account of any such payments or distributions, shall distribute such amounts to the applicable Group Agent; provided that if the Administrative Agent shall have received insufficient funds to pay all of the above amounts in full on any such date, the Administrative Agent shall pay such amounts to the applicable Group Agents in accordance with the priority of payments set forth above, and with respect to any such category above for which there are insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to each such Group) among all such Groups entitled to payment thereof. Each Group Agent, upon its receipt in the applicable Group Agent’s Account of any such payments or distributions, shall distribute such amounts to the applicable Lenders, Affected Persons and the Borrower Indemnified Parties within its Group ratably; provided that if such Group Agent shall have received insufficient funds to pay all of the above amounts in full on any such date, such Group Agent shall pay such amounts to the applicable Lenders, Affected Persons and the Borrower Indemnified Parties within its Group in accordance with the priority of payments set forth above, and with respect to any such category above for which there are insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to each such Person in such Group) among all such Persons in such Group entitled to payment thereof. Each Lender and Group Agent hereby covenants and agrees to provide timely and accurate responses to each of the Administrative Agent’s requests for information necessary for the Administrative Agent to make the allocations to the Lenders and the Group Agents required to be made by the Administrative Agent hereunder, including the applicable account of each Lender or Group Agent for which amounts should be distributed.
    (c)    If and to the extent the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party shall be required for any reason to pay over to any Person (including any Obligor or any trustee, receiver, custodian or similar official in an Insolvency Proceeding) any amount received on its behalf hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Borrower and, accordingly, the Administrative Agent, such Credit Party, such Affected Person or such Borrower Indemnified Party, as the case may be, shall have a claim against the Borrower for such amount.
    (d)    For the purposes of this Section 4.01:
    (i)    if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Borrower, any Originator, the Servicer or any Affiliate of the Servicer, or any setoff, counterclaim or resolution of a dispute between or among the Borrower or any Affiliate of the Borrower, an Originator or any Affiliate of an Originator, or the Servicer or any Affiliate of the Servicer, and an Obligor, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall pay any and all such amounts in respect thereof to a Collection Account (or as otherwise directed by the Administrative Agent at such time) promptly (but no later than two (2) Business Days) for the benefit of the Credit Parties for application pursuant to Section 4.01(a);
    (ii)    if on any day any of the representations or warranties in Section 7.01 is not true with respect to any Pool Receivable, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall pay the amount of such deemed Collection to a Collection Account (or as otherwise directed by the Administrative Agent at such time) promptly (but no later than two (2) Business

Days) for the benefit of the Credit Parties for application pursuant to Section 4.01(a) (Collections deemed to have been received pursuant to Section 4.01(d) are hereinafter sometimes referred to as “Deemed Collections”); and
    (iii)    except as provided in clauses (i) or (ii) above or otherwise required by Applicable Law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables.
    Section 4.02.    Payments and Computations, Etc. (a) All amounts to be paid by the Borrower or the Servicer to the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party hereunder shall be paid no later than 12:00 Noon (New York City time) on the day when due in same day funds to the Administrative Agent’s Account.
    (b)    Each of the Borrower and the Servicer shall, to the extent permitted by Applicable Law, pay interest on any amount for each day not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2.00% per annum above the Base Rate, payable on demand.
    (c)    All computations of interest under subsection (b) above and all computations of Interest, Fees and other amounts hereunder shall be made on the basis of a year of 360 days (or, in the case of amounts determined by reference to the Base Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.
Article V

Increased Costs; Funding Losses; Taxes; and Illegality
    Section 5.01.    Increased Costs.
    (a)    Increased Costs Generally. If any Change in Law shall:
    (i)    impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Affected Person (except any such reserve requirements reflected in the Term SOFR Rate or Daily 1M SOFR);
    (ii)    subject any Affected Person to any Taxes (other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

    (iii)    impose on any Affected Person any other condition, cost or expense (other than Taxes) (A) affecting the Collateral, this Agreement, any other Transaction Document, any Program Support Agreement, any Loan or any participation therein or (B) affecting its obligations or rights to make Loans;
and the result of any of the foregoing shall be to increase the cost to such Affected Person of (A) acting as the Administrative Agent, Group Agent or a Lender hereunder or as a Program Support Provider with respect to the transactions contemplated hereby, (B) funding or maintaining any Loan or (C) maintaining its obligation to fund or maintain any Loan, or to reduce the amount of any sum received or receivable by such Affected Person hereunder, then, upon request of such Affected Person (or its Group Agent), the Borrower shall pay to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered in accordance with Section 5.01(d).
    (b)    Capital and Liquidity Requirements. If any Affected Person determines that any Change in Law affecting such Affected Person or any lending office of such Affected Person or such Affected Person’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of (x) increasing the amount of capital required to be maintained by such Affected Person or Affected Person’s holding company, if any, or increasing the amount of high quality liquid assets such Affected Person or Affected Person’s holding company, if any, is required to maintain as a result of any funding commitment made by such Affected Person under any Transaction Document, (y) reducing the rate of return on such Affected Person’s capital or on the capital of such Affected Person’s holding company, if any, or (z) causing an internal capital or liquidity charge or other imputed cost to be assessed upon such Affected Person or Affected Person’s holding company, if any, in each case, as a consequence of (A) this Agreement or any other Transaction Document, (B) the commitments of such Affected Person hereunder or any related Program Support Agreement, (C) the Loans made by such Affected Person, or (D) any Capital, to a level below that which such Affected Person or such Affected Person’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies and the policies of such Affected Person’s holding company with respect to capital adequacy and liquidity), then from time to time, upon request of such Affected Person (or its Group Agent), the Borrower will pay to such Affected Person such additional amount or amounts as will compensate such Affected Person or such Affected Person’s holding company for any such increase, reduction or charge.
    (c)    Adoption of Changes in Law. The Borrower acknowledges that any Affected Person may institute measures in anticipation of a Change in Law (including, without limitation, the imposition of internal charges on such Affected Person’s interests or obligations under any Transaction Document), and may commence allocating charges to or seeking compensation from the Borrower under this Section 5.01 in connection with such measures, in advance of the effective date of such Change in Law, and the Borrower agrees to pay such charges or compensation to such Affected Person, following demand therefor in accordance with the terms of this Section 5.01, without regard to whether such effective date has occurred.
    (d)    Certificates for Reimbursement. A certificate of an Affected Person (or its Group Agent on its behalf) setting forth the amount or amounts necessary to compensate such Affected

Person or its holding company, as the case may be, as specified in clause (a), (b) or (c) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 4.01, pay such Affected Person the amount shown as due on any such certificate on the later of (i) the first Settlement Date occurring after the Borrower’s receipt of such certificate and (ii) ten (10) days after the Borrower’s receipt of such certificate.
    (e)    Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation provided that the Borrower shall not be required to compensate an Affected Person pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Affected Person notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Affected Person’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
    Section 5.02.    Funding Losses. (a) The Borrower will pay each Lender all Breakage Fees as and when due and owing.
    (b)    A certificate of a Lender (or the its Group Agent on its behalf) setting forth the amount or amounts necessary to compensate such Lender, as specified in clause (a) above and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 4.01, pay such Lender the amount shown as due on any such certificate on the later of (i) the first Settlement Date occurring after the Borrower’s receipt of such certificate and (ii) ten (10) days after the Borrower’s receipt of such certificate.
    Section 5.03.    Taxes.
    (a)    Payments Free of Taxes. Any and all payments by or on account of any obligation under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by such withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and, if such Tax is an Indemnified Tax, then the sum payable shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.03), the applicable Affected Person or Borrower Indemnified Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.
    (b)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or, at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes.

    (c)    Indemnification by the Borrower. The Borrower shall indemnify each Affected Person, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by such Affected Person or required to be withheld or deducted from a payment to such Affected Person and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower shall not be required to compensate any Affected Person pursuant to this Section 5.03 for any Indemnified Taxes unless such Affected Person requests compensation from the Borrower not later than 180 days after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon such Affected Person for payment of such Indemnified Taxes, and (ii) the date on which such Affected Person has made payment of such Indemnified Taxes. A certificate that states the amount of such payment or liability shall be delivered to the Borrower by an Affected Person (with a copy to the Administrative Agent) together with all backup information and documentation reasonably requested by the Borrower, or by the Administrative Agent on its own behalf or on behalf of an Affected Person and shall be conclusive absent manifest error.
    (d)    Indemnification by the Lenders. Each Lender (other than the Conduit Lenders) shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons (but only to the extent that the Borrower and its Affiliates have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting any obligation of the Borrower, the Servicer or their Affiliates to do so), (ii) any Taxes attributable to the failure of such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons to comply with Section 14.03(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender (or its Group Agent) by the Administrative Agent shall be conclusive absent manifest error. Each Lender (other than the Conduit Lenders) hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, or any of their respective Affiliates that are Affected Persons under any Transaction Document or otherwise payable by the Administrative Agent to such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons from any other source against any amount due to the Administrative Agent under this clause (d).
    (e)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 5.03, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

    (f)    Status of Affected Persons. (i) Any Affected Person that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Affected Person, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Affected Person is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.03(f)(ii)(A), 5.03(f)(ii)(B) and 5.03(g)) shall not be required if, in the Affected Person’s reasonable judgment, such completion, execution or submission would subject such Affected Person to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Affected Person.
    (ii)    Without limiting the generality of the foregoing:
    (A)    any Affected Person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code, shall deliver to the Borrower and the Administrative Agent on or about the date on which such Affected Person becomes a party hereto (and from time to time upon the reasonable request of the Borrower or the Administrative Agent), executed copies of Internal Revenue Service Form W-9 certifying that such Affected Person is exempt from U.S. federal backup withholding Tax;
    (B)    any Affected Person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Affected Person”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the Borrower or the Administrative Agent) on or about the date on which such Foreign Affected Person becomes an Affected Person with respect to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
    (1)    in the case of such a Foreign Affected Person claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Transaction Document, executed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, Internal Revenue Service Form W-8BEN or Internal Revenue Form W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
    (2)    executed copies of Internal Revenue Service Form W-8ECI;
    (3)    in the case of a Foreign Affected Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Affected Person is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E (or successor form); or
    (4)    to the extent such Foreign Affected Person is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E (or successor form), a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if such Foreign Affected Person is a partnership and one or more direct or indirect partners of such Foreign Affected Person are claiming the portfolio interest exemption, such Foreign Affected Person may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner; and
    (C)    any Foreign Affected Person, to the extent it is legally entitled to do so, shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient), on or about the date on which such Foreign Affected Person becomes a party hereto (and from time to time upon the reasonable request of the Borrower or the Administrative Agent, executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
    (g)    Documentation Required by FATCA. If a payment made to an Affected Person under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Affected Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Affected Person shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under

FATCA and to determine that such Affected Person has complied with such Affected Person’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
    (h)    Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Credit Party or any other Affected Person, the termination of the Commitments and the repayment, satisfaction or discharge of all the Borrower Obligations and the Servicer’s obligations hereunder.
    (i)    Updates. Each Affected Person agrees that if any form or certification it previously delivered pursuant to this Section 5.03 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
    (j)    Intended Tax Treatment. Notwithstanding anything to the contrary herein or in any other Transaction Document, all parties to this Agreement covenant and agree to treat each Loan under this Agreement as debt (and all Interest as interest) for all federal, state, local and franchise tax purposes and agree not to take any position on any tax return inconsistent with the foregoing.
    (k)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (k) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (k), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (k) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
    Section 5.04.    Inability to Determine SOFR Rate; Change in Legality. (a) If any Group Agent shall have determined (which determination shall be conclusive and binding upon the parties hereto absent manifest error) before the first day of any Interest Period (with respect to the SOFR Rate determined by reference to the Term SOFR Rate) or on any day (with respect to the SOFR Rate determined by reference to Daily 1M SOFR), either that: (i) the SOFR Rate cannot be determined because it is not available, (ii) adequate and reasonable means do not exist for ascertaining the SOFR Rate for such Interest Period or day, as applicable, or (iii) the SOFR Rate determined pursuant hereto does not accurately reflect the cost to the applicable Affected Person (as conclusively determined by such Group Agent) of maintaining any Portion of Capital during such Interest Period or day, as applicable, such Group Agent shall promptly give telephonic notice of such determination, confirmed in writing, to the Administrative Agent and the Borrower before the first day of any Interest Period (with respect to the SOFR Rate determined by reference to the Term SOFR Rate) or on such day (with respect to the SOFR Rate determined by reference to Daily 1M SOFR). Upon delivery of such notice: (i) no Portion of Capital shall be funded thereafter at the SOFR Rate unless and until such Group Agent shall have given notice to Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist and (ii) with respect to any outstanding Portion of Capital then funded at the SOFR Rate, the Interest Rate with respect to such Portion of Capital shall automatically be converted to the Base Rate on the last day of the then-current Interest Period (with respect to the SOFR Rate determined by reference to the Term SOFR Rate) or immediately (with respect to the SOFR Rate determined by reference to Daily 1M SOFR).
    (b)    If at any time any Group Agent shall have been notified by any Affected Person that such Affected Person has determined (which determination shall be final and conclusive absent manifest error) that the funding or maintenance of any Portion of Capital at or by reference to the SOFR Rate has been made impracticable or unlawful by compliance by such Affected Person in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of law), such Group Agent shall notify the Borrower and the Administrative Agent thereof. Upon receipt of such notice, until the applicable Group Agent notifies the Borrower and the Administrative Agent that the circumstances giving rise to such determination no longer apply, (i) no Portion of Capital shall be funded thereafter at the SOFR Rate, and shall instead be funded at the Base Rate, unless and until such Group Agent shall have given notice to the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist and (ii) with respect to any outstanding Portion of Capital then funded at the SOFR Rate, the Interest Rate with respect to such Portion of Capital shall automatically and immediately be converted to the Base Rate.
    (c)    (i) Notwithstanding anything to the contrary herein or in any other Transaction Document (and any Hedging Agreement shall be deemed not to be a “Transaction Document” for purposes of this Section), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrower and the Group Agents without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Group Agents comprising the Majority Group Agents.

    (ii)    In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document; provided, that any such amendment implementing such Conforming Changes that results in any incremental material cost or expense for the Borrower will not become effective without the consent of the Borrower.
    (iii)    The Administrative Agent will promptly notify the Borrower and the Group Agents of (A) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (E) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Group Agent (or group of Group Agents) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document except, in each case, as expressly required pursuant to this Section.
    (iv)    Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Tranche Period” or “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Tranche Period” or “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
    (v)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Loan, or a conversion to or continuation of Capital, accruing Interest at the SOFR Rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Loan, or a conversion of Capital to Capital, accruing Interest at the Base Rate, and, for the avoidance of doubt, all outstanding Capital accruing Interest at the SOFR Rate shall automatically be converted to Capital accruing Interest at the Base Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
    Section 5.05    Mitigation Obligations; Replacement of Lenders. (a) If any Affected Person requests compensation under Section 5.01, or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Affected Person or any Governmental Authority for the account of any Affected Person pursuant to Section 5.03, then such Affected Person (at the request of the Borrower) shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Affected Person, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or 5.03, as the case may be, in the future and (ii) would not subject such Affected Person to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Affected Person. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Affected Person in connection with any such designation or assignment.
    (b)    If (i) any Affected Person requests compensation under Section 5.01, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Affected Person or any Governmental Authority for the account of any Affected Person pursuant to Section 5.03 or (iii) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 14.03), all its interests, rights (other than its existing rights to payments pursuant to Section 5.01 or 5.03) and obligations under the Transaction Documents to an assignee that shall assume such obligations (which, in the case of a Lender, shall be an Eligible Assignee); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (ii) such Affected Person, if a Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or an Affected Person or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
    Section 5.06.    Certain Rules Relating to the Payment of Additional Amounts. (a)      If any Affected Person requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Affected Person or to any Governmental Authority for the account of any Affected Person pursuant to Section 5.03, then such Affected Person shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking the related Loans hereunder or to assign and delegate (or cause to be assigned and delegated) such Affected Person's rights and obligations hereunder to another office, branch or Affiliate of such Affected Person if, in the judgment of such Affected Person, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or 5.03, as the case may be, in the future and (ii) would not subject such Affected Person to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Affected Person. The Borrower hereby agrees to pay all reasonable out of pocket costs and expenses incurred by any Affected Person in connection with any such designation or assignment and delegation.
    (b)    If (i) any Affected Person requests compensation under Section 5.01, (ii) the Borrower is required to pay any additional amount to any Affected Person or any Governmental Authority for the account of any Affected Person pursuant to Section 5.03, (iii) any Affected Person has become a Defaulting Lender or (iv) any Affected Person has failed to consent to a proposed amendment, waiver, discharge or termination that requires the consent of all Lenders and with respect to which the other Lenders shall have or would have granted their consent, then the Borrower may, at its sole expense and effort, upon notice to the Administrative Agent, require the Administrative Agent to cause the related Affected Person to assign and delegate, without recourse (in accordance with and subject to all applicable transfer restrictions), all its interests, rights and obligations under this Agreement and the other Transaction Documents to another appropriate Person (which, in the case of a Lender, shall be an Eligible Assignee) that shall acquire such interest or assume such commitment; provided that (a) the Borrower shall have received the prior written consent of the Administrative Agent and the other Lenders, which consent shall not unreasonably be withheld, (b) such Affected Person, if a Lender, shall have received payment of an amount equal to its outstanding Capital and, if applicable, accrued Interest and Fees thereon and all other amounts then owing to it hereunder from the assignee or the Borrower, (c) in the case of any such assignment and delegation resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment is expected to result in a reduction in such compensation or payments for future periods and (d) in the case of any such assignment and delegation resulting from the failure of an Affected Person to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected. An Affected Person shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Affected Person or otherwise, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply.
Article VI

Conditions to Effectiveness and Credit Extensions
    Section 6.01.    Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Closing Date when (a) the Administrative Agent shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables to be executed and delivered on the Closing Date that are listed on the closing memorandum attached as Exhibit G-1 hereto, in each case, in form and substance acceptable to the Administrative Agent; (b) after giving effect to the transactions to occur on or prior to the Closing Date, (i) the representations and warranties of of the Borrower and the Servicer contained in Sections 7.01 and 7.02, or which are contained in any document furnished at any time under or in connection herewith, shall be true and correct in all material respects (or in all respects if any such representation and warranty is already qualified by materiality) on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects if any such representation and warranty is already qualified by materiality) as of such earlier date, and (ii) no Event of Default shall exist and (b) all fees and expenses payable by the Borrower on the Closing Date to the Credit Parties have been paid in full in accordance with the terms of the Transaction Documents.
    Section 6.02.    Conditions Precedent to Initial Funding Date. The obligation of each Lender to make a Credit Extension on the Initial Funding Date shall be subject to the conditions precedent that:
    (a)    the Closing Date shall have occurred;
    (b)    on or before the Initial Funding Date, the Administrative Agent shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, certificates and other deliverables to be executed and delivered on the Initial Funding Date that are listed on the closing memorandum attached as Exhibit G-2 hereto, in each case, in form and substance acceptable to the Administrative Agent;
    (c)    the Borrower shall have delivered to the Administrative Agent and each Group Agent a Loan Request for such Loan, in accordance with Section 2.02(a);
    (d)    on the date of such Credit Extension the following statements shall be true and correct (and upon the occurrence of such Credit Extension, the Borrower and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):
    (i)    the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
    (ii)    no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Credit Extension;
    (iii)    no Borrowing Base Deficit exists or would exist after giving effect to such Credit Extension;

        (iv)    the Termination Date has not occurred; and
    (v)    on or prior to the Initial Funding Date, any and all automatic sweep or other automatic deposit arrangements into each Collection Account that result in the deposit of amounts that do not constitute Collections shall have been terminated; provided that the condition precedent specified in this Section 6.02(d)(v) may be waived with the prior written consent of the Administrative Agent and each Lender, subject to its satisfaction within the number of days following the Initial Funding Date specified in such written consent and any other conditions specified therein.
    (e)    the making of such Credit Extension will not result in any of the circumstances specified in Section 2.01(i) through (iv);
    (f)    all fees and expenses payable by the Borrower on the Initial Funding Date to the Credit Parties have been paid in full in accordance with the terms of the Transaction Documents; and
    (g)     the Administrative Agent and each Group Agent shall have received, to the extent requested by the Administrative Agent or such Group Agent, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act. To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent and each Group Agent shall have received, to the extent requested by the Administrative Agent or such Group Agent, a Certificate of Beneficial Ownership with respect to the Borrower.
    Section 6.03.    Conditions Precedent to All Credit Extensions. Each Credit Extension hereunder after the Initial Funding Date shall be subject to the conditions precedent that:
    (a)    the Borrower shall have delivered to the Administrative Agent and each Group Agent a Loan Request for such Loan, in accordance with Section 2.02(a);
    (b)    the Servicer shall have delivered to the Administrative Agent and each Group Agent all Information Packages and Interim Reports required to be delivered hereunder;
    (c)    the making of such Credit Extension will not result in any of the circumstances specified in Section 2.01(i) through (iv);
    (d)    on the date of such Credit Extension the following statements shall be true and correct (and upon the occurrence of such Credit Extension, the Borrower and the

Servicer shall be deemed to have represented and warranted that such statements are then true and correct):
    (i)    the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
    (ii)    no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Credit Extension;
    (iii)    no Borrowing Base Deficit exists or would exist after giving effect to such Credit Extension; and
    (iv)    the Termination Date has not occurred.
    Section 6.04.    Conditions Precedent to All Reinvestments. Each Reinvestment hereunder after the Initial Funding Date shall be subject to the conditions precedent that:
    (a)    after giving effect to such Reinvestment, the Collection Accounts shall contain an amount of Collections sufficient to pay the sum of (x) all accrued and unpaid Servicing Fees, Interest, Fees and Breakage Fees, if any, (y) the amount of any Borrowing Base Deficit and (z) the amount of all other accrued and unpaid Borrower Obligations, in each case, that will be due and owing on the next Settlement Date; and
    (b)    the Borrower shall use the proceeds of such Reinvestment solely to pay the purchase price for Receivables purchased by the Borrower in accordance with the terms of the Receivables Purchase Agreement and amounts owing by the Borrower to the Originators under the Subordinated Notes; and
    (c)    on the date of such Reinvestment the following statements shall be true and correct (and upon the occurrence of such Reinvestment, the Borrower and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):
    (i)    the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Reinvestment as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

    (ii)    no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Reinvestment; and
    (iii)    the Termination Date has not occurred.
Article VII

Representations and Warranties
    Section 7.01.    Representations and Warranties of the Borrower. The Borrower represents and warrants as of the Closing Date, on each Settlement Date, on each date on which any Information Package, Interim Report or other report is delivered to the Administrative Agent or any Lender hereunder, and on each day on which a Credit Extension or Reinvestment shall have occurred:
    (a)    Organization and Good Standing. The Borrower is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has full power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.
    (b)    Due Qualification. The Borrower is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
    (c)    Power and Authority; Due Authorization. The Borrower (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) grant a security interest in the Collateral to the Administrative Agent on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.
    (d)    Binding Obligations. This Agreement and each of the other Transaction Documents to which the Borrower is a party constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

    (e)    No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which it is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other material agreement or instrument to which the Borrower is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Collateral pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument other than this Agreement and the other Transaction Documents or (iii) conflict with or violate in any material respect any Applicable Law.
    (f)    Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Borrower, threatened in writing, against the Borrower before any Governmental Authority and (ii) the Borrower is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the grant of a security interest in any Collateral by the Borrower to the Administrative Agent, the ownership or acquisition by the Borrower of any Pool Receivables or other Collateral or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.
    (g)    Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by the Borrower in connection with the grant of a security interest in the Collateral to the Administrative Agent hereunder or the due execution, delivery and performance by the Borrower of this Agreement or any other Transaction Document to which it is a party and the consummation by the Borrower of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.
    (h)    Margin Regulations. The Borrower is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System).

    (i)    Taxes. The Borrower has (i) timely filed or caused to be filed all material Tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all Taxes, assessments and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, if any, other than (a) Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings, (b) as to which adequate reserves have been provided in accordance with GAAP or (c) to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect. The Borrower is a member of a U.S. consolidated group the parent of which has assumed primarily responsibility for payment of any Taxes accruing to Borrower for U.S. federal income tax purposes.
    (j)    Solvency. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, the Borrower is Solvent.
    (k)    Offices; Legal Name. The Borrower’s sole jurisdiction of organization is the State of Delaware and such jurisdiction has not changed within four months prior to the date of this Agreement. The office of the Borrower is located at the applicable address specified on Schedule III hereto. The legal name of the Borrower is Concentrix Receivables, Inc.
    (l)    Investment Company Act. The Borrower is not, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act. The Borrower is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the “Volcker Rule”). In determining that Borrower is not a “covered fund” under the Volcker Rule, although other exemptions or exclusions under the Investment Company Act may apply, the Borrower relies on, and is entitled to rely on, the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act and does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act.
    (m)    No Material Adverse Effect. Since the date of formation of the Borrower there has been no Material Adverse Effect with respect to the Borrower.
    (n)    Accuracy of Information. All Information Packages, Interim Reports, Loan Requests, certificates, reports, financial statements, documents and other information furnished in writing to the Administrative Agent or any other Credit Party by or on behalf of the Borrower pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Credit Party, and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected business plans, forecasts and other projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s reasonable estimate of its plans, forecasts or projections, as applicable, based on the information available at the time (it being acknowledged that actual results may vary, and such variations may be material).
    (o)    Anti-Money Laundering/International Trade Law Compliance. No Covered Entity is a Sanctioned Person. To the Borrower’s actual knowledge, no Obligor was a Sanctioned Person at the time of origination of any Pool Receivable owing by such Obligor. No Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person or (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person, in each case in violation of any Anti-Terrorism Law. The Borrower and, to the Borrower’s knowledge, the Obligors have conducted their business in compliance in all material respects with all applicable Sanctions and in compliance with any other Anti-Terrorism Law and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
    (p)    [Reserved].
    (q)    Perfection Representations. (i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Borrower’s right, title and interest in, to and under the Collateral which (A) security interest has been perfected and is enforceable against creditors of and purchasers from the Borrower and (B) will be free of all Adverse Claims in such Collateral.
    (ii)    The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.
    (iii)    The Borrower owns and has good and marketable title to the Collateral free and clear of any Adverse Claim of any Person.
    (iv)    All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the sale of the Receivables and Related Security from each Originator to the Borrower pursuant to the Receivables Purchase Agreement and the Administrative Agent’s security interest in the Collateral.
    (v)    Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral except as permitted by this Agreement and the other Transaction Documents. The Borrower has not authorized the filing of and is not aware of any financing statements filed against the Borrower that include a description of collateral covering the Collateral other than any financing statement (i) in favor of the Administrative Agent, (ii) that has been terminated or (iii) which, in respect of any Collateral covered under such financing statement or other lien filing, such Collateral has been or will be, upon the sale or contribution of such Collateral pursuant to the Transaction Documents, released under the governing documents establishing the lien or security interest described by such financing statement or other lien filing. The Borrower is not aware of any judgment lien, ERISA lien or tax lien filings against the Borrower.
    (vi)    Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 7.01(q) shall be continuing and shall remain in full force and effect until the Final Payout Date.
    (r)    The Lock-Boxes and Collection Accounts.
    (i)    Nature of Collection Accounts. Each Collection Account constitutes a “deposit account” within the meaning of the applicable UCC.
    (ii)    Ownership. Each Lock-Box and Collection Account is in the name of the Borrower, and the Borrower owns and has good and marketable title to the Collection Accounts free and clear of any Adverse Claim.
    (iii)    Perfection. The Borrower has delivered to the Administrative Agent a fully executed Account Control Agreement relating to each Lock-Box and Collection Account, pursuant to which each applicable Collection Account Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in such Lock-Box and Collection Account without further consent by the Borrower, the Servicer or any other Person. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over each Collection Account.
    (iv)    Instructions. Neither the Lock-Boxes nor the Collection Accounts are in the name of any Person other than the Borrower. Neither the Borrower nor the Servicer has consented to the applicable Collection Account Bank complying with instructions of any Person other than the Administrative Agent.
    (s)    Ordinary Course of Business. Each remittance of Collections by or on behalf of the Borrower to the Credit Parties under this Agreement will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and (ii) made in the ordinary course of business or financial affairs of the Borrower.
    (t)    Compliance with Law. The Borrower has complied in all material respects with all Applicable Laws to which it may be subject.

    (u)    Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.
    (v)    Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance as of any date is an Eligible Receivable as of such date.
    (w)    [Reserved].
    (x)    Other Transaction Documents. Each representation and warranty made by the Borrower under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made, unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date.
    (y)    Liquidity Coverage Ratio. The Borrower does not, and will not during this Agreement, issue any LCR Security. The Borrower further represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of the Performance Guarantor for purposes of GAAP.
    (z)    Events of Default. No Event of Default or Unmatured Event of Default has occurred and is continuing.
    (aa)    Beneficial Ownership Regulation. As of the Closing Date, the Borrower is an entity that is organized under the laws of the United States or of any state and at least 51% of whose common stock or analogous equity interest is owned directly or indirectly by a company listed on the New York Stock Exchange or the American Stock Exchange or designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of “Legal Entity Customer” as defined in the Beneficial Ownership Regulation.
    Section 7.02.    Representations and Warranties of the Servicer. The Servicer represents and warrants as of the Closing Date, on each Settlement Date, on each date on which any Information Package, Interim Report or other report is delivered to the Administrative Agent or any Lender hereunder, and on each day on which a Credit Extension or Reinvestment shall have occurred:
    (a)    Organization and Good Standing. The Servicer is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, with the power and authority under its organizational documents and under the laws of the State of Delaware to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.
    (b)    Due Qualification. The Servicer is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business or the servicing of the Pool

Receivables as required by this Agreement requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
    (c)    Power and Authority; Due Authorization. The Servicer has all necessary power and authority to (i) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (ii) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Servicer by all necessary action.
    (d)    Binding Obligations. This Agreement and each of the other Transaction Documents to which it is a party constitutes legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
    (e)    No Conflict or Violation. The execution and delivery of this Agreement and each other Transaction Document to which the Servicer is a party, the performance of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms of this Agreement and the other Transaction Documents by the Servicer will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of the Servicer, the Credit Agreement or any other indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Servicer is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon the Collateral or (other than Permitted Encumbrances) any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except in each case to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.
    (f)    Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to the Servicer’s knowledge threatened in writing, against the Servicer before any Governmental Authority: (i) asserting the invalidity of this Agreement or any of the other Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document; or (iii)  is reasonably likely to be adversely determined and, if adversely determined, could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents.
    (g)    No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Agreement or any other Transaction Document to which it is a party that has not already been obtained or the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.
    (h)    Compliance with Applicable Law. The Servicer (i) has maintained in effect all qualifications required under Applicable Law in order to properly service the Pool Receivables and (ii) has complied with all Applicable Law in connection with servicing the Pool Receivables except in each case in such instances in which the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
    (i)    Accuracy of Information. All Information Packages, Interim Reports, Loan Requests, certificates, reports, financial statements, documents and other information furnished to the Administrative Agent or any other Credit Party in writing (by the Servicer pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Credit Party, and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein in light of the circumstances under which they were made, not misleading; provided that, with respect to projected business plans, forecasts and other projected financial information, the Servicer represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Servicer’s reasonable estimate of its plans, forecasts or projections, as applicable, based on the information available at the time (it being acknowledged that actual results may vary, and such variations may be material).
    (j)    Location of Records. The offices where the initial Servicer keeps all of its records relating to the servicing of the Pool Receivables are located at 201 East 4th Street, Cincinnati, OH 45202.
    (k)    Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contracts.
    (l)    Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance as of any date is an Eligible Receivable as of such date.

    (m)    Servicing Programs. No license or approval is required for the Administrative Agent’s use of any software or other computer program used by the Servicer, any Originator or any Sub-Servicer in the servicing of the Pool Receivables, other than those which have been obtained and are in full force and effect.
    (n)    Servicing of Pool Receivables. Since the Closing Date there has been no material adverse change in the ability of the Servicer or any Sub-Servicer to service and collect the Pool Receivables and the Related Security (taken as a whole).
    (o)    Other Transaction Documents. Each representation and warranty made by the Servicer under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made, unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date.
    (p)    No Material Adverse Effect. Since November 30, 2019 there has been no Material Adverse Effect with respect to the Servicer.
    (q)    Investment Company Act. The Servicer is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.
    (r)    Anti-Money Laundering/International Trade Law Compliance. No Covered Entity is a Sanctioned Person. To the Servicer’s knowledge, no Obligor was a Sanctioned Person at the time of origination of any Pool Receivable owing by such Obligor. No Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person or (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person, in each case in violation of any Anti-Terrorism Law. The Servicer, its Subsidiaries and, to the Servicer’s knowledge, the Obligors have conducted their business in compliance in all material respects with all applicable Sanctions and in compliance with any other Anti-Terrorism Law and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
    (s)    [Reserved].
    (t)    Financial Condition. The combined balance sheet of the customer experience services business of SYNNEX Corporation (the “CX Business”) as of August 31, 2020 and the related statements of operations and parent equity of the CX Business for the nine months then ended, copies of which have been furnished to the Administrative Agent and the Group Agents, present fairly in all material respects the combined financial position of the CX Business for the period ended on such date, all in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.

    (u)    Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.
    (v)    Taxes. The Servicer has (i) timely filed or caused to be filed all material tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges, levied or imposed upon it or its properties, income or assets otherwise due and payable, if any, other than (a) taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings, (b) as to which adequate reserves have been provided in accordance with GAAP or (c) to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect.
    (w)    [Reserved].
    (x)    Events of Default. No Event of Default or Unmatured Event of Default has occurred and is continuing.
Article VIII

Covenants
    Section 8.01.    Covenants of the Borrower. At all times from the Closing Date until the Final Payout Date:
    (a)    Payment of Principal and Interest. The Borrower shall duly and punctually pay Capital, Interest, Fees and all other amounts payable by the Borrower hereunder in accordance with the terms of this Agreement.
    (b)    Existence. The Borrower shall keep in full force and effect its existence and rights as a corporation under the laws of the State of Delaware, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and the Collateral to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect.
    (c)    Financial Reporting. The Borrower will maintain a system of accounting established and administered in accordance with GAAP, and the Borrower (or the Servicer on its behalf) shall furnish to the Administrative Agent and each Group Agent:
    (i)    Annual Financial Statements of the Borrower. Promptly upon completion and in no event later than 90 days after the close of each fiscal year of the Borrower (or, if earlier, the date on which the financial statements described in clause (v) below are delivered), annual unaudited financial statements of the Borrower certified by a Financial Officer of the Borrower that they fairly present in all material respects, in accordance with GAAP, the financial condition of the

Borrower as of the date indicated and the results of its operations for the periods indicated.
    (ii)    Information Packages and Interim Reports. As soon as available and in any event not later than two (2) Business Days prior to each Settlement Date (or in the case of the first Information Package to be furnished after the Second Amendment Date, July 25, 2022), an Information Package as of the most recently completed Fiscal Month; provided, that (1) upon five (5) Business Days prior notice from the Administrative Agent (acting by itself or at the direction of the Majority Group Agents) at any time (x) after the occurrence of a Liquidity Event, (y) in the event the Delinquency Ratio exceeds 2.75% or (z) in the event the Dilution Ratio exceeds 2.25%, the Borrower shall furnish or cause to be furnished to the Administrative Agent and each Group Agent on a weekly basis (until otherwise notified by the Administrative Agent or if the request was made at the direction of the Majority Group Agents, the Majority Group Agents) by the close of business on the first Business Day of each week, an Interim Report with respect to the Pool Receivables with data as of the close of business on the last Business Day of the most recently completed week, and (2) at any time after the occurrence and during the continuance of an Event of Default, upon prior notice from the Administrative Agent, the Borrower shall furnish or cause to be furnished to the Administrative Agent and each Group Agent on each Business Day (until otherwise notified by the Administrative Agent), an Interim Report with respect to the Pool Receivables with data as of the close of business on the immediately preceding Business Day.
    (iii)    Other Information. Such other information (including non-financial information) as the Administrative Agent or any Group Agent may from time to time reasonably request.
    (iv)    Quarterly Financial Statements of Performance Guarantor. As soon as available and in no event later than 45 days following the end of each of the first three fiscal quarters in each of the Performance Guarantor’s fiscal years (or, if applicable, the date on which the financial statements described in this clause (iv) are required to be filed with the SEC), the unaudited consolidated balance sheet and statements of income of the Performance Guarantor and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of earnings and cash flows for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, in each case setting forth comparative figures for the corresponding fiscal quarter in the prior fiscal year, all of which shall be certified by a Financial Officer of the Performance Guarantor that they fairly present in all material respects, in accordance with GAAP, the financial condition of the Performance Guarantor and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

    (v)    Annual Financial Statements of Performance Guarantor. Within 90 days after the close of each of the Performance Guarantor’s fiscal years (or, if applicable, the date on which the financial statements described in this clause (v) are required to be filed with the SEC), the consolidated balance sheet of the Performance Guarantor and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of earnings and cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year, all reported on by independent certified public accountants of recognized national standing (without (x) a “going concern” or like qualification or exception or (y) a qualification as to the scope of the audit) to the effect that such consolidated financial statements present fairly in all material respects, in accordance with GAAP, the financial condition of the Performance Guarantor and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated.
    (vi)    Other Reports and Filings. Promptly (but in any event within 10 days) after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which the Performance Guarantor or any of its consolidated Subsidiaries shall publicly file with the SEC or deliver to holders (or any trustee, agent or other representative therefor) of any of its material Debt pursuant to the terms of the documentation governing the same.
    (vii)    Notwithstanding anything herein to the contrary, any financial information, proxy statements or other material required to be delivered pursuant to this paragraph (c) shall be deemed to have been furnished to each of the Administrative Agent and each Group Agent on the date that such report, proxy statement or other material is posted on the SEC’s website at www.sec.gov.
    (d)    Notices. The Borrower (or the Servicer on its behalf) will notify the Administrative Agent and each Group Agent in writing of any of the following events promptly upon (but in no event later than two (2) Business Days after (other than with respect to clause (v) below)) a Financial Officer or other officer learning of the occurrence thereof:
    (i)    Notice of Events of Default or Unmatured Events of Default. A statement of a Financial Officer of the Borrower setting forth details of any Event of Default or Unmatured Event of Default that has occurred and is continuing and the action which the Borrower has taken or proposes to take with respect thereto.
    (ii)    Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding with respect to the Borrower, the Servicer, the Performance Guarantor or any Originator, which with respect to any Person other than the Borrower, could reasonably be expected to have a Material Adverse Effect.

    (iii)    Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Collateral or any material portion thereof, (B) any Person other than the Borrower, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Borrower, the Servicer or the Administrative Agent which is not acknowledged by the applicable Obligor as fraudulent or ineffective .
    (iv)    Name Changes. At least thirty (30) days before any change in any Originator’s or the Borrower’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof.
    (v)    Change in Accountants or Accounting Policy. Any change in (i) the external accountants of the Borrower, the Servicer, any Originator, or the Performance Guarantor, (ii) any accounting policy of the Borrower which materially affects the treatment of the Pool Receivables or (iii) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).
    (vi)    Receivables Purchase Agreement Termination Event. The occurrence of a Receivables Purchase Agreement Termination Event under the Receivables Purchase Agreement.
    (vii)    Material Adverse Change. The occurrence of any Material Adverse Effect with respect to the Borrower, the Servicer, any Originator, or the Performance Guarantor.
    (e)    Conduct of Business. The Borrower will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.
    (f)    Compliance with Laws. The Borrower will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.
    (g)    Furnishing of Information and Inspection of Receivables. The Borrower will furnish or cause to be furnished to the Administrative Agent and each Group Agent from time to time such information with respect to the Pool Receivables and the other

Collateral as the Administrative Agent, any Group Agent or any Lender may reasonably request. The Borrower will, at the Borrower’s expense, during regular business hours with reasonable prior written notice (i) permit the Administrative Agent and each Group Agent or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral in the possession or under the control of the Borrower or its Affiliates or agents, (B) visit the offices and properties of the Borrower for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Collateral or the Borrower’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees of the Borrower (provided that representatives of the Borrower are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Borrower’s expense, upon reasonable prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to such Pool Receivables and other Collateral; provided, that the Borrower shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period, unless an Event of Default has occurred and is continuing.
    (h)    Payments on Receivables, Collection Accounts. Prior to the Initial Funding Date, the Borrower (or the Servicer on its behalf) will promptly distribute any amounts deposited into the Collection Accounts with respect to Receivables owned by the Originators to accounts maintained by the Servicer or the Originators. On and after the Initial Funding Date, the Borrower (or the Servicer on its behalf) will, and will cause each Originator to, at all times, instruct all Obligors to deliver payments on the Pool Receivables (other than Foreign Currency Receivables) to a Collection Account or, solely with respect to Physical Check Obligors, to a Lock-Box or directly to the Servicer or the applicable Originator; provided that upon the consummation of the ProKarma Merger, the Borrower (or the Servicer on its behalf) will, and will cause the Originator into which ProKarma has merged, within ten (10) Business Days of the date of the ProKarma Merger, to instruct all Obligors in respect of Pool Receivables originated by ProKarma prior to the date of the ProKarma Merger to deliver payments on such Pool Receivables to a Collection Account. The Borrower (or the Servicer on its behalf) will, and will cause each Originator to, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicer and the Originators. If any payments on the Pool Receivables (other than Foreign Currency Receivables) or other Collections (other than any Excluded Amounts (for as long as no Event of Default has occurred), unless otherwise directed by the Administrative Agent acting at the direction of the Majority Group Agents) are received by the Borrower (other than in a Collection Account), the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Group Agents, the Lenders and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account; provided that with respect to Collections in the form of checks received from Physical Check Obligors received by the Servicer or an

Originator, such Servicer or Originator shall promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account. For the avoidance doubt, upon the occurrence of an Event of Default, any Excluded Amounts shall be promptly (but in any event within two (2) Business Days after receipt) be remitted into a Collection Account if so requested by the Administrative Agent acting at the direction of the Majority Group Agents. The Borrower (or the Servicer on its behalf) will use commercially reasonable efforts to cause each Collection Account Bank to comply with the terms of each applicable Account Control Agreement. At all times after the Closing Date, the Borrower shall not permit funds other than Collections on Pool Receivables and other Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Borrower (or the Servicer on its behalf) will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds. At all times after the Initial Funding Date, the Borrower will not, and will not permit the Servicer, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Group Agent, any Lender or any other Secured Party is entitled, with any other funds. The Borrower shall only add a Collection Account (or a related Lock-Box) or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Borrower shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent.
    (i)    Sales, Liens, etc. Except as otherwise provided herein, the Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Collateral, or assign any right to receive income in respect thereof.
    (j)    Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 9.02, the Borrower will not, and will not permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract that affects or could affect any Pool Receivable. The Borrower shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.
    (k)    Change in Credit and Collection Policy. The Borrower will not make any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent. Promptly following any change in the Credit and Collection

Policy, the Borrower will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and each Group Agent.
    (l)    Fundamental Changes. The Borrower shall not, without the prior written consent of the Administrative Agent and the Majority Group Agents, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, (ii) undertake any division of its rights, assets, obligations or liabilities pursuant to a plan of division or otherwise pursuant to Applicable Law or (iii) to be directly owned by any Person other than the Performance Guarantor. The Borrower shall not, without the prior written consent of the Administrative Agent and the Majority Group Agents, make any change in the Borrower’s name, identity, corporate structure or location or make any other change in the Borrower’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or any other Transaction Document “seriously misleading” as such term (or similar term) is used in the applicable UCC.
    (m)    Books and Records. The Borrower shall maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
    (n)    Identifying of Records. The Borrower shall: (i) identify (or cause the Servicer to identify) its master data processing records relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been pledged in accordance with this Agreement and (ii) cause each Originator so to identify its master data processing records with such a legend.
    (o)    Change in Payment Instructions to Obligors. The Borrower shall not (and shall not permit the Servicer or any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Collection Accounts or, solely with respect to Physical Check Obligors, to a Lock-Box or directly to the Servicer or the applicable Originator, other than any instruction to remit payments to a different Collection Account (or, with respect to any Physical Check Obligor, a different related Lock-Box or the Servicer or the applicable Originator), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or an amendment thereto) with respect to such new Collection Account (or any related Lock-Box), and the Administrative Agent shall have consented to such change in writing.

    (p)    Security Interest, Etc. The Borrower shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable first priority perfected security interest in the Collateral, in each case free and clear of any Adverse Claim, in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Borrower shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The Borrower shall, from time to time and within the time limits established by applicable law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Borrower to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Borrower shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes any Collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.
    (q)    Certain Agreements. Without the prior written consent of the Administrative Agent and the Majority Group Agents, the Borrower will not (and will not give consent to or otherwise permit any Originator or the Servicer to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the Borrower’s organizational documents which requires the consent of the “Independent Director” (as such term is used in the Borrower’s organizational documents).
    (r)    Restricted Payments. (i) Except pursuant to clause (ii) below, the Borrower will not: (A) purchase or redeem any of its equity interests, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt (other than any Borrower Obligations), (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).
    (ii)    Subject to the limitations set forth in clause (iii) below, the Borrower may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Borrower may make cash payments (including prepayments) on the Subordinated Notes in accordance with their respective terms and (B) the Borrower may declare and pay dividends if, both immediately before and immediately after giving effect thereto, the Borrower’s Net Worth is not less than the Required Capital Amount.
    (iii)    The Borrower may make Restricted Payments only out of the funds, if any, it receives pursuant to Section 4.01 of this Agreement; provided that the Borrower shall not pay, make or declare any Restricted Payment (including any dividend) if, after giving effect thereto, any Event of Default or Unmatured Event of Default shall have occurred and be continuing.
    (s)    Other Business. The Borrower will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances) other than pursuant to this Agreement or the other Transaction Documents or (iii) form any Subsidiary or make any investments in any other Person.
    (t)    Use of Collections Available to the Borrower. The Borrower shall apply the Collections available to the Borrower to make payments in the following order of priority: (i) the payment of its obligations under this Agreement and each of the other Transaction Documents (other than the Subordinated Notes), (ii) the payment of accrued and unpaid interest on the Subordinated Notes and (iii) other legal and valid purposes.
    (u)    Further Assurances; Change in Name or Jurisdiction of Origination, etc. (i) The Borrower hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce the Secured Parties’ rights and remedies under this Agreement and the other Transaction Documents. Without limiting the foregoing, the Borrower hereby authorizes, and will, upon the request of the Administrative Agent, at the Borrower’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall take such actions and provide such documentation (and hereby authorizes the Administrative Agent to do the same) as may be requested by the Administrative Agent in order to satisfy the requirements of the Assignment of Claims Act of 1940, and any similar state legislation, with respect to any Receivable the Obligor of which is a United States federal, state or local Governmental Authority.
    (ii)    The Borrower authorizes the Administrative Agent to file financing statements, continuation statements and amendments thereto and assignments thereof, relating to the Receivables, the Related Security, the related Contracts, Collections with respect thereto and the other Collateral without the signature of the Borrower. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.
    (iii)    The Borrower shall at all times be organized under the laws of the State of Delaware and shall not take any action to change its jurisdiction of organization.
    (iv)    The Borrower will not change its name, location, identity or corporate structure unless (x) the Borrower, at its own expense, shall have taken all action necessary or appropriate to perfect or maintain the perfection of the security interest under this Agreement (including, without limitation, the filing of all financing statements and the taking of such other action as the Administrative Agent may reasonably request in connection with such change or relocation) and (y) if requested by the Administrative Agent, the Borrower shall cause to be delivered to the Administrative Agent, an opinion, in form and substance reasonably satisfactory to the Administrative Agent as to such UCC perfection and priority matters as the Administrative Agent may request at such time.
    (v)    OFAC. The Borrower has not used and will not use the proceeds of any Credit Extension to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.
    (w)    Anti-Money Laundering/International Trade Law Compliance. The Borrower will not become a Sanctioned Person. No Covered Entity, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any Credit Extension to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person, in each case of clauses (a) through (d) in violation of any Anti-Terrorism Law. The Borrower shall comply with all Anti-Terrorism Laws applicable to it. The Borrower shall promptly notify the Administrative Agent and each Lender in writing upon the occurrence of a Reportable Compliance Event.
    (x)    [Reserved].
    (y)    Borrower’s Net Worth. The Borrower shall not permit the Borrower’s Net Worth to be less than the Required Capital Amount, provided, that the foregoing shall not require the Performance Guarantor to make any additional capital contributions to the Borrower.
    (z)    Credit Risk Retention.  The Borrower shall cooperate with each Lender (including by providing such information and entering into or delivering such additional agreements or documents reasonably requested by such Lender) to the extent reasonably necessary to assure such Lender that the Originators retain credit risk in the amount and manner required by the Credit Risk Retention Rules and to permit such Lender to perform its due diligence and monitoring obligations (if any) under the Credit Risk Retention Rules.
    (aa)    Minimum Funding Threshold. The Borrower shall not permit Aggregate Capital to be less than the applicable Minimum Funding Threshold, subject to the exemption provided in Section 2.02(d).
    (bb)    Payment of Obligations; Tax Status. The Borrower will pay, discharge or otherwise satisfy as the same shall become due and payable, all of its obligations and liabilities, including Tax liabilities, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Borrower shall maintain its status as a member of a U.S. consolidated group the parent of which has assumed primary responsibility for payment of U.S. federal income taxes accruing to Borrower. To the extent Borrower maintains its status as a member of a U.S. consolidated group, Borrower’s obligation to pay Tax liabilities will be deemed to be satisfied by the parent of such group making payment of such Tax liabilities.
    (cc)    Liquidity Coverage Ratio. The Borrower shall not issue any LCR Security.
    (dd)    Beneficial Ownership Regulation. Promptly following any change that would result in a change to the status as an excluded “Legal Entity Customer” under (and as defined in) the Beneficial Ownership Regulation, the Borrower shall execute and deliver to the Administrative Agent a Certificate of Beneficial Ownership complying with the Beneficial Ownership Regulation, in form and substance reasonably acceptable to the Administrative Agent.
    (ee)    Linked Accounts. At any time after the occurrence and during the continuance of an Event of Default, upon the request of the Administrative Agent in its sole discretion, the Borrower shall cause any requested deposit accounts or other similar accounts that constitute “linked accounts” under any of the Account Control Agreements to be de-linked from the applicable Collection Account such that such deposit account or other similar account no longer constitutes a “linked account” to such Collection Account under the terms of the applicable Account Control Agreement.
    Section 8.02.    Covenants of the Servicer. At all times from the Closing Date until the Final Payout Date:
    (a)    Existence. The Servicer shall keep in full force and effect its existence and rights as a corporation or other entity under the laws of the State of Delaware. The Servicer shall obtain and preserve its qualification to do business in each jurisdiction in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
    (b)    Financial Reporting. The Servicer will maintain a system of accounting established and administered in accordance with GAAP, and the Servicer shall furnish to the Administrative Agent and each Group Agent:
    (i)    Compliance Certificates. (a) A compliance certificate promptly upon delivery to the Administrative Agent and each Group Agent of the audited financial statements pursuant to Section 8.01(c)(v) and in no event later than 90 days after the close of the Performance Guarantor’s fiscal year, in form and substance substantially similar to Exhibit F signed by a Financial Officer of the Servicer solely in his or her capacity as an officer of the Servicer stating that no Event of Default or Unmatured Event of Default has occurred and is continuing, or if any Event of Default or Unmatured Event of Default has occurred and is continuing, stating the nature and status thereof and (b) within 45 days after the close of each fiscal quarter of the Performance Guarantor, a compliance certificate in form and substance substantially similar to Exhibit F signed by a Financial Officer of the Servicer solely in his or her capacity as an officer of the Servicer stating that no Event of Default or Unmatured Event of Default has occurred and is continuing, or if any Event of Default or Unmatured Event of Default has occurred and is continuing, stating the nature and status thereof.
    (ii)    Information Packages and Interim Reports. As soon as available and in any event not later than two (2) Business Days prior to each Settlement Date, an Information Package as of the most recently completed Fiscal Month; provided, that (x) upon five (5) Business Days prior notice from the Administrative Agent (acting by itself or at the direction of the Majority Group Agents) at any time after the occurrence of a Liquidity Event, the Servicer shall furnish or cause to be furnished to the Administrative Agent and each Group Agent on a weekly basis (until otherwise notified by the Administrative Agent or if the request was made at the direction of the Majority Group Agents, the Majority Group Agents) by the close of business on the first Business Day of each week, an Interim Report with respect to the Pool Receivables with data as of the close of business on the last Business Day of the most recently completed week, and (y) at any time after the occurrence and during the continuance of an Event of Default, upon prior notice from the Administrative Agent, the Servicer shall furnish or cause to be furnished to the Administrative Agent and each Group Agent on each Business Day (until otherwise notified by the Administrative Agent), an Interim Report with respect to the Pool Receivables with data as of the close of business on the immediately preceding Business Day.
    (iii)    Other Information. Such other information (including non-financial information) as the Administrative Agent, any Group Agent or any Lender may from time to time reasonably request.

    (b)    Notices. The Servicer will notify the Administrative Agent and each Group Agent in writing of any of the following events promptly upon (but in no event later than two (2) Business Days after (other than with respect to clause (v) below)) a Financial Officer or other officer learning of the occurrence thereof:
    (i)    Notice of Events of Default or Unmatured Events of Default. A statement of a Financial Officer of the Servicer setting forth details of any Event of Default or Unmatured Event of Default that has occurred and is continuing and the action which the Servicer has taken or proposes to take with respect thereto.
    (ii)    Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer, the Performance Guarantor or any Originator which could reasonably be expected to have a Material Adverse Effect.
    (iii)    Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Collateral or any portion thereof, (B) any Person other than the Borrower, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Borrower, the Servicer or the Administrative Agent which is not acknowledged by the applicable Obligor as fraudulent or ineffective.
    (iv)    Name Changes. At least thirty (30) days before any change in any Originator’s or the Borrower’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof.
    (v)    Change in Accountants or Accounting Policy. Any change in (i) the external accountants of the Borrower, the Servicer, any Originator or the Performance Guarantor, (ii) any accounting policy of the Borrower which materially affects the treatment of the Pool Receivables or (iii) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).
    (vi)    Receivables Purchase Agreement Termination Event. The occurrence of a Receivables Purchase Agreement Termination Event under the Receivables Purchase Agreement.
    (vii)    Material Adverse Change. The occurrence of any Material Adverse Effect with respect to the Servicer, the Borrower, the Performance Guarantor or an Originator.

    (c)    Conduct of Business. The Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and will do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.
    (d)    Compliance with Laws. The Servicer will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect. The Servicer shall service the Receivables in accordance with the terms hereof and the terms of the related Contracts.
    (e)    Furnishing of Information and Inspection of Receivables. The Servicer will furnish or cause to be furnished to the Administrative Agent and each Group Agent from time to time such information with respect to the Pool Receivables and the other Collateral as the Administrative Agent, any Group Agent or any Lender may reasonably request. The Servicer will, at the Servicer’s expense, during regular business hours with reasonable prior written notice, (i) permit the Administrative Agent and each Lender or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral in the possession or under the control of the Servicer or its Affiliates or agents, (B) visit the offices and properties of the Servicer for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Collateral or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided that representatives of the Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Servicer’s expense, upon reasonable prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables and other Collateral; provided, that the Servicer shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period unless an Event of Default has occurred and is continuing.
    (f)    Payments on Receivables, Collection Accounts. Prior to the Initial Funding Date, the Servicer will promptly distribute any amounts deposited into the Collection Accounts with respect to Receivables owned by the Originators to accounts maintained by the Servicer or the Originators. On and after the Initial Funding Date, the Servicer will at all times, instruct all Obligors to deliver payments on the Pool Receivables (other than Foreign Currency Receivables) to a Collection Account or, solely with respect to Physical Check Obligors, to a Lock-Box or directly to the Servicer or the applicable Originator. The Servicer will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicer and the Originators. If any payments on the Pool Receivables (other than Foreign Currency Receivables) or other Collections are received by the Borrower (other than in a Collection Account), the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Group Agents, the Lenders and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account. If at any time after the Closing Date, funds other than Collections on Pool Receivables and other Collateral are deposited into any Collection Account, the Servicer will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds. The Servicer will not, and will not permit the Borrower, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Group Agent, any Lender or any other Secured Party is entitled, with any other funds. At all times after the Initial Funding Date, the Servicer shall only add a Collection Account (or a related Lock-Box), or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Servicer shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent. The Servicer shall ensure that no disbursements are made from any Collection Account, other than such disbursements that are made (i) in accordance with this clause (f) or (ii) at the direction and for the account of the Borrower.
    (g)    Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 9.02, the Servicer will not alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract that affects or could affect any Pool Receivable. The Servicer shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.
    (h)    Change in Credit and Collection Policy. The Servicer will not make any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent. Promptly following any change in the Credit and Collection Policy, the Servicer will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and each Group Agent.
    (i)    Books and Records. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

    (j)    Identifying of Records. The Servicer shall identify its master data processing records relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been pledged in accordance with this Agreement.
    (k)    Change in Payment Instructions to Obligors. The Servicer shall not (and shall not permit any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its instructions to the Obligors regarding payments to be made to the Collection Accounts (or, with respect to Physical Check Obligors, any related Lock-Box or the Servicer or the applicable Originator), other than any instruction to remit payments to a different Collection Account (or, with respect to Physical Check Obligors, a different related Lock-Box, directly to the Collection Account or the Servicer or the applicable Originator), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or an amendment thereto) with respect to such new Collection Account (or any related Lock-Box) and the Administrative Agent shall have consented to such change in writing.
    (l)    Security Interest, Etc. The Servicer shall, at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable first priority perfected security interest in the Collateral, in each case free and clear of any Adverse Claim in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The Servicer shall, from time to time and within the time limits established by applicable law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes any Collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.
    (m)    Further Assurances. The Servicer hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Agreement or any other Transaction Document. Without limiting the foregoing, the Servicer hereby authorizes, and will, upon the request of the Administrative Agent, at the Servicer’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing. Upon the occurrence and during the continuance of an Event of Default, the Servicer shall take such actions and provide such documentation (and hereby authorizes the Administrative Agent to do the same) as may be requested by the Administrative Agent in order to satisfy the requirements of the Assignment of Claims Act of 1940, and any similar state legislation, with respect to any Receivable the Obligor of which is a United States federal, state or local Governmental Authority.
    (n)    Taxes. The Servicer shall cause the Borrower to comply with its obligations under Section 8.01(bb); except, however, the Servicer shall have no responsibility for payment of any Taxes related to income reflected on a consolidated, combined or unitary return filed by the parent (or other member besides Borrower) of a consolidated, combined or unitary group including Borrower.
    (o)    Anti-Money Laundering/International Trade Law Compliance. The Servicer will not become a Sanctioned Person. No Covered Entity, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; (b) do business in with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any Credit Extension to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, in each case of clauses (a) through (d). The Servicer shall comply with all Anti-Terrorism Laws applicable to it. The Servicer shall promptly notify the Administrative Agent and each Lender in writing upon the occurrence of a Reportable Compliance Event.
    (p)    Credit Risk Retention.  The Servicer shall, and shall cause each Originator to, cooperate with each Lender (including by providing such information and entering into or delivering such additional agreements or documents reasonably requested by such Lender) to the extent reasonably necessary to assure such Lender that the Originators retain credit risk in the amount and manner required by the Credit Risk Retention Rules and to permit such Lender to perform its due diligence and monitoring obligations (if any) under the Credit Risk Retention Rules.

    Section 8.03.    Separate Existence of the Borrower. Each of the Borrower and the Servicer hereby acknowledges that the Secured Parties, the Group Agents, the Lenders and the Administrative Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Borrower’s identity as a legal entity separate from any Originator, the Servicer, the Performance Guarantor and their Affiliates. Therefore, each of the Borrower and Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent , any Group Agent or any Lender to continue the Borrower’s identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of the Performance Guarantor, the Originators, the Servicer and any other Person, and is not a division of the Performance Guarantor, the Originators, the Servicer, their Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Borrower and the Servicer shall take such actions as shall be required in order that:
    (a)    Special Purpose Entity. The Borrower will be a special purpose company whose primary activities are restricted in its organizational documents to: (i) purchasing or otherwise acquiring from the Originators, owning, holding, granting security interests or selling interests in the Collateral, (ii) entering into agreements for the selling, servicing and financing of the Receivables Pool (including the Transaction Documents) and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities.
    (b)    No Other Business or Debt. The Borrower shall not engage in any business or activity except as set forth in this Agreement or in its organizational documents nor, incur any indebtedness or liability other than the Borrower Obligations and as expressly permitted by the Transaction Documents.
    (c)    Independent Director. Not fewer than one member of the Borrower’s board of directors (the “Independent Director”) shall be a natural person who (i) has never been, and shall at no time be, an equityholder, director, officer, manager, member, partner, officer, employee or associate, or any relative of the foregoing, of any member of the Parent Group (as hereinafter defined) (other than his or her service as an Independent Director of the Borrower or an Independent Director or manager of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (ii) is not a customer or supplier of any member of the Parent Group (other than his or her service as an Independent Director of the Borrower or an Independent Director or manager of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (iii) is not any member of the immediate family of a person described in clauses (i) or (ii) above, and (iv) has (x) prior experience as an Independent Director or manager for a corporation or limited liability company whose organizational or charter documents required the unanimous consent of all Independent Directors or managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. For purposes of this clause (c), “Parent Group” shall mean (i) the Servicer, the Performance Guarantor and each Originator, (ii) each person that controls, is controlled by or is under common control with the Performance Guarantor and (iii) each of such person’s officers, directors, managers, joint venturers and partners. For the purposes of this definition, “control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. A person shall be deemed to be an “associate” of (A) a corporation or organization of which such person is an officer, director, partner or manager or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (B) any trust or other estate in which such person serves as trustee or in a similar capacity and (C) any relative or spouse of a person described in clause (A) or (B) of this sentence, or any immediate relative of such spouse.
The Borrower shall (A) give written notice to the Administrative Agent of the election or appointment, or proposed election or appointment, of a new Independent Director of the Borrower, which notice shall be given not later than ten (10) Business Days prior to the date such appointment or election would be effective (except when such election or appointment is necessary to fill a vacancy caused by the death, disability, or incapacity of the existing Independent Director, or the failure of such Independent Director to satisfy the criteria for an Independent Director set forth in this clause (c), in which case the Borrower shall provide written notice of such election or appointment within one (1) Business Day) and (B) with any such written notice, certify to the Administrative Agent that the Independent Director satisfies the criteria for an Independent Director set forth in this clause (c).
The Borrower’s organizational documents shall provide that: (A) the Borrower’s board of directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower unless the Independent Director shall approve the taking of such action in writing before the taking of such action and (B) such provision and each other provision requiring an Independent Director cannot be amended without the prior written consent of the Independent Director.
The Independent Director shall not at any time serve as a trustee in bankruptcy for the Borrower, the Performance Guarantor, any Originator, the Servicer or any of their respective Affiliates.
    (d)    Organizational Documents. The Borrower shall maintain its organizational documents in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its ability to comply with the terms and provisions of any of the Transaction Documents, including, without limitation, Section 8.01(q).

    (e)    Conduct of Business. The Borrower shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special shareholders’ and board of directors’ meetings appropriate to authorize all company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.
    (f)    Compensation. Any employee, consultant or agent of the Borrower will be compensated from the Borrower’s funds for services provided to the Borrower, and to the extent that Borrower shares the same officers or other employees as the Servicer (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees; provided, that the foregoing shall not require the Performance Guarantor to make any additional capital contributions to the Borrower. The Borrower will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee.
    (g)    Servicing and Costs. The Borrower will contract with the Servicer to perform for the Borrower all operations required on a daily basis to service the Receivables Pool. The Borrower will not incur any indirect or overhead expenses for items shared with the Servicer (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Borrower (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered.
    (h)    Operating Expenses. The Borrower’s operating expenses will not be paid by the Servicer, the Performance Guarantor, any Originator or any Affiliate thereof and the Performance Guarantor shall have no obligation to make additional capital contributions to the Borrower for such operating expenses.
    (i)    Stationary. The Borrower will have its own separate stationary.
    (j)    Books and Records. The Borrower’s books and records will be maintained separately from those of the Servicer, the Performance Guarantor, the Originators and any of their Affiliates and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of the Borrower.

    (k)    Disclosure of Transactions. All financial statements of the Servicer, the Performance Guarantor, the Originators or any Affiliate thereof that are consolidated to include the Borrower will disclose that (i) the Borrower’s sole business consists of the purchase or acceptance through capital contributions of the Receivables and Related Security from the Originators and the subsequent retransfer of or granting of a security interest in such Receivables and Related Security to the Administrative Agent for the benefit of the Secured Parties, (ii) the Borrower is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Borrower’s assets prior to any assets or value in the Borrower becoming available to the Borrower’s equity holders and (iii) the assets of the Borrower are not available to pay creditors of the Servicer, the Performance Guarantor, the Originators or any Affiliate thereof.
    (l)    Segregation of Assets. The Borrower’s assets will be maintained in a manner that facilitates their identification and segregation from those of the Servicer, the Performance Guarantor, the Originators or any Affiliates thereof.
    (m)    Corporate Formalities. The Borrower will strictly observe corporate formalities in its dealings with the Servicer, the Performance Guarantor, the Originators or any Affiliates thereof, and funds or other assets of the Borrower will not be commingled with those of the Servicer, the Performance Guarantor, the Originators or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Borrower shall not maintain joint bank accounts or other depository accounts to which the Servicer, the Performance Guarantor the Originators or any Affiliate thereof (other than the Servicer solely in its capacity as such) has independent access. The Borrower is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of the Servicer, the Performance Guarantor, the Originators or any Subsidiaries or other Affiliates thereof. The Borrower will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Borrower and such Affiliate.
    (n)    Arm’s-Length Relationships. The Borrower will maintain arm’s-length relationships with the Servicer, the Performance Guarantor, the Originators and any Affiliates thereof. Any Person that renders or otherwise furnishes services to the Borrower will be compensated by the Borrower at market rates for such services it renders or otherwise furnishes to the Borrower. Neither the Borrower on the one hand, nor the Servicer, the Performance Guarantor any Originator or any Affiliate thereof, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Borrower, the Servicer, the Performance Guarantor, the Originators and their respective Affiliates will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

    (o)    Allocation of Overhead. To the extent that Borrower, on the one hand, and the Servicer, the Performance Guarantor, any Originator or any Affiliate thereof, on the other hand, have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and the Borrower shall bear its fair share of such expenses, which may be paid through the Servicing Fee or otherwise; provided, that the foregoing shall not require the Performance Guarantor to make any additional capital contributions to the Borrower.
Article IX

Administration and Collection of Receivables
    Section 9.01.    Appointment of the Servicer. (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 9.01. Until the Administrative Agent gives notice to Sponsor (in accordance with this Section 9.01) of the designation of a new Servicer, Sponsor is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of an Event of Default, the Administrative Agent may (with the consent of the Majority Group Agents) and shall (at the direction of the Majority Group Agents) designate as Servicer any Person (including itself) to succeed Sponsor or any successor Servicer, on the condition in each case that any such Person so designated shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof.
    (b)    Upon the designation of a successor Servicer as set forth in clause (a) above, Sponsor agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and Sponsor shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of records (including all Contracts) related to Pool Receivables and use by the new Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.
    (c)    Sponsor acknowledges that, in making its decision to execute and deliver this Agreement, the Administrative Agent and each Lender have relied on Sponsor’s agreement to act as Servicer hereunder. Accordingly, Sponsor agrees that it will not voluntarily resign as Servicer without the prior written consent of the Administrative Agent and the Majority Group Agents.
    (d)    The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Borrower, the Administrative Agent, each Group Agent and each Lender shall have the right to look solely to the Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer) and (v) if such Sub-Servicer is not an Affiliate of the Performance Guarantor, the Administrative Agent shall have consented in writing in advance to such delegation.
    Section 9.02.    Duties of the Servicer. (a) The Servicer shall take or cause to be taken all such action as may be necessary or reasonably advisable to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy and consistent with the past practices of the Originators. The Servicer shall set aside, for the accounts of each Credit Party, the amount of Collections to which each such Credit Party is entitled in accordance with Article IV hereof. The Servicer may, in accordance with the Credit and Collection Policy and consistent with past practices of the Originators, take such action, including modifications, waivers, extensions of maturity or restructurings of Pool Receivables and related Contracts, as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Policy or as expressly required under Applicable Laws or the applicable Contract; provided, that for purposes of this Agreement: (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Secured Party under this Agreement or any other Transaction Document and (iii) if an Event of Default has occurred and is continuing, the Servicer may take such action only upon the prior written consent of the Administrative Agent. The Borrower shall deliver to the Servicer and the Servicer shall hold for the benefit of the Administrative Agent (individually and for the benefit of each Credit Party), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if an Event of Default has occurred and is continuing, the Administrative Agent may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess any Related Security with respect to any such Defaulted Receivable.
    (b)    The Servicer shall, as soon as reasonably practicable following actual receipt of collected funds, turn over to the appropriate Person entitled thereto the collections of any indebtedness that is not a Pool Receivable, less, if Sponsor or an Affiliate of the Performance Guarantor is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than Sponsor or an Affiliate of the Sponsor, shall, as soon as reasonably practicable upon written demand, deliver to the appropriate Person entitled thereto all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.
    (c)    The Servicer’s obligations hereunder shall terminate on the Final Payout Date. Promptly following the Final Payout Date, the Servicer shall deliver to the Borrower all books, records and related materials that the Borrower previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

    Section 9.03.    Collection Account Arrangements. Prior to the Closing Date, the Borrower shall have entered into Account Control Agreements with all of the Collection Account Banks and delivered executed counterparts of each to the Administrative Agent. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may (with the consent of the Majority Group Agents) and shall (upon the direction of the Majority Group Agents) at any time thereafter give notice to each Collection Account Bank that the Administrative Agent is exercising its rights under the Account Control Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Collection Accounts transferred to the Administrative Agent (for the benefit of the Secured Parties) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Collection Accounts redirected pursuant to the Administrative Agent’s instructions rather than deposited in the applicable Collection Account and (c) to take any or all other actions permitted under the applicable Account Control Agreement. The Borrower hereby agrees that if the Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Pool Receivables and the Borrower hereby further agrees to take any other action that the Administrative Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Borrower or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrative Agent.
    Section 9.04.    Enforcement Rights. (a) At any time following the occurrence and during the continuation of an Event of Default:
    (i)    the Administrative Agent (at the Borrower’s expense) may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrative Agent or its designee;
    (ii)    the Administrative Agent may instruct the Borrower or the Servicer to give notice of the Secured Parties’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrative Agent or its designee (on behalf of the Secured Parties), and the Borrower or the Servicer, as the case may be, shall give such notice at the expense of the Borrower or the Servicer, as the case may be; provided, that if the Borrower or the Servicer, as the case may be, fails to so notify each Obligor within two (2) Business Days following instruction by the Administrative Agent, the Administrative Agent (at the Borrower’s or the Servicer’s, as the case may be, expense) may so notify the Obligors;
    (iii)    the Administrative Agent may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrative Agent or its designee (for the benefit of the Secured Parties) at a place selected by the Administrative Agent and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the

Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee;
    (iv)    the Administrative Agent may assume exclusive control of each Collection Account and notify the Collection Account Banks that the Borrower and the Servicer will no longer have any access to the Collection Accounts;
    (v)    the Administrative Agent may (or, at the direction of the Majority Group Agents shall) replace the Person then acting as Servicer; and
    (vi)    the Administrative Agent may collect any amounts due from an Originator under the Receivables Purchase Agreement or the Performance Guarantor under the Performance Guaranty.
For the avoidance of doubt, the foregoing rights and remedies of the Administrative Agent upon an Event of Default are in addition to and not exclusive of the rights and remedies contained herein and under the other Transaction Documents.
    (b)    The Borrower hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Borrower, which appointment is coupled with an interest, to take any and all steps in the name of the Borrower and on behalf of the Borrower necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Borrower on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.
    (c)    The Servicer hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Servicer, which appointment is coupled with an interest, to take any and all steps in the name of the Servicer and on behalf of the Servicer necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Servicer on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

    Section 9.05.    Responsibilities of the Borrower. (a) Anything herein to the contrary notwithstanding, the Borrower shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrative Agent, or any other Credit Party of their respective rights hereunder shall not relieve the Borrower from such obligations and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. None of the Credit Parties shall have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Borrower, the Servicer or any Originator thereunder.
    (b)    Sponsor hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, Sponsor shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Sponsor conducted such data-processing functions while it acted as the Servicer. In connection with any such processing functions, the Borrower shall pay to Sponsor its reasonable out-of-pocket costs and expenses from the Borrower’s own funds (subject to the priority of payments set forth in Section 4.01).
    Section 9.06.    Servicing Fee. (a) Subject to clause (b) below, the Servicer shall be paid a fee (the “Servicing Fee”) equal to 1% per annum (the “Servicing Fee Rate”) of the monthly average aggregate Outstanding Balance of the Pool Receivables.
    (b)    If the Servicer ceases to be Sponsor or an Affiliate of the Sponsor, the Servicing Fee shall be the greater of (i) the amount calculated pursuant to clause (a) above and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer hereunder.
Article X

Events of Default
    Section 10.01.    Events of Default. If any of the following events (each an “Event of Default”) shall occur:
    (a)    (i) the Borrower, any Originator, the Performance Guarantor or the Servicer shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document to be performed or observed by the Borrower, such Originator, the Performance Guarantor or the Servicer, as applicable (other than any such failure which would constitute an Event of Default under clause (ii) or (iii) of this paragraph (a)), and such failure, solely to the extent capable of cure, shall continue for ten (10) Business Days, (ii) the Borrower, any Originator, the Performance Guarantor or the Servicer shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall continue unremedied for two (2) Business Days or (iii) Sponsor shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Administrative Agent shall have been appointed;
    (b)    any representation or warranty made or deemed made by the Borrower, any Originator, the Performance Guarantor or the Servicer (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by the Borrower, any Originator, the Performance Guarantor or the Servicer pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered;
    (c)    the Borrower or the Servicer shall fail to deliver, as required pursuant to this Agreement, (i) an Information Package and such failure shall remain unremedied for two (2) Business Days or (ii) an Interim Report and such failure shall remain unremedied for two (2) Business Days;
    (d)    this Agreement or any security interest granted pursuant to this Agreement or any other Transaction Document shall for any reason cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Administrative Agent with respect to the Collateral, free and clear of any Adverse Claim;
    (e)    the Borrower, any Originator, the Performance Guarantor or the Servicer shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any Insolvency Proceeding shall be instituted by or against the Borrower, any Originator, the Performance Guarantor or the Servicer and, in the case of any such proceeding instituted against such Person (but not instituted by such Person), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) consecutive days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower, any Originator, the Performance Guarantor or the Servicer shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph;
    (f)    (i) the average for three consecutive Fiscal Months of: (A) the Default Ratio shall exceed 2.25%, (B) the Delinquency Ratio shall exceed 4.0% or (C) the Dilution Ratio shall exceed 3.0%; or (ii) the Days’ Sales Outstanding shall exceed 70 days;
    (g)    a Change in Control shall occur;
    (h)    a Borrowing Base Deficit shall occur, and shall not have been cured within two (2) Business Days;
    (i)    (i) the Borrower shall fail to pay any principal of or premium or interest on any of its Material Debt (other than the Borrower Obligations and Debt under the

Subordinated Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise and whether or not such failure shall have been waived under the related agreement); (ii) any Originator, the Performance Guarantor, the Servicer or any of their respective Subsidiaries, fails to make any payment when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) (A) under the Credit Agreement or (B) in respect of any Material Debt; or (iii) the Borrower, any Originator, the Performance Guarantor, the Servicer or any of their respective Subsidiaries fails to observe or perform any other agreement or condition relating to any Material Debt or contained in any mortgage, indenture, instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Material Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Debt to be made, prior to its stated maturity;
    (j)    the Performance Guarantor shall fail to perform any of its obligations under the Performance Guaranty, and such failure, solely to the extent capable of cure, shall continue for five (5) Business Days;
    (k)    the Borrower shall fail (x) at any time to have an Independent Director (other than for three (3) Business Days following notice of the death or resignation of any Independent Director) who satisfies each requirement and qualification specified in Section 8.03(c) of this Agreement for Independent Directors, on the Borrower’s board of managers or (y) to timely notify the Administrative Agent of any replacement or appointment of any Person that is to serve as an Independent Director on the Borrower’s board of managers as required pursuant to Section 8.03(c) of this Agreement;
    (l)    there shall have occurred any event which materially and adversely impairs the value or collectibility of the Pool Receivables generally or any material portion thereof;
    (m)    either (i) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower, any Originator, the Performance Guarantor or the Servicer or (ii) the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower, any Originator, the Performance Guarantor or the Servicer;
    (n)    (i) the occurrence of a Reportable Event; (ii) the adoption of an amendment to a Pension Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (iii) the existence with respect to any Multiemployer Plan of an “accumulated funding deficiency” (as defined in Section 431 of the Code or Section 304 of ERISA), whether or not waived; (iv) the failure to satisfy the minimum funding standard under Section 412 of the Code with respect to any Pension Plan; (v) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the withdrawal or partial withdrawal of any of the Borrower, any Originator, the Performance Guarantor, the Servicer or any of their respective ERISA Affiliates from any Multiemployer Plan; (vi) the receipt by any of the Borrower, any Originator, the Performance Guarantor, the Servicer or any of their respective ERISA Affiliates from the PBGC or any plan administrator of any notice relating to the intention to terminate any Pension Plan or Multiemployer Plan or to appoint a trustee to administer any Pension Plan or Multiemployer Plan; (vii) the receipt by the Borrower, any Originator, the Performance Guarantor, the Servicer, or any of their respective ERISA Affiliates of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (viii) the occurrence of a prohibited transaction with respect to any of the Borrower, any Originator, the Performance Guarantor, the Servicer, or any of their respective ERISA Affiliates (pursuant to Section 4975 of the Code); or (ix) the occurrence or existence of any other similar event or condition with respect to a Pension Plan or a Multiemployer Plan, with respect to each of clause (i) through (ix), either individually or in the aggregate, which could reasonably be expected to result in a Material Adverse Effect;
    (o)    a Material Adverse Effect shall occur with respect to the Borrower, the Servicer, the Performance Guarantor or any Originator;
    (p)    a Receivables Purchase Agreement Termination Event shall occur under the Receivables Purchase Agreement;
    (q)    the Borrower shall (i) be required to register as an “investment company” within the meaning of the Investment Company Act or (ii) become a “covered fund” within the meaning of the Volcker Rule;
    (r)    any material provision of this Agreement or any other Transaction Document shall cease to be in full force and effect or any of the Borrower, any Originator, the Performance Guarantor or the Servicer (or any of their respective Affiliates) shall so state in writing;
    (s)    one or more judgments or decrees shall be entered against the Borrower, any Originator, the Performance Guarantor, the Servicer or any Affiliate of any of the foregoing involving in the aggregate a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of thirty (30) consecutive days, and the aggregate amount of all such judgments equals or exceeds (i) solely with respect to the Borrower, $16,750 or (ii) with respect to any Originator, the Performance Guarantor, the Servicer or any Affiliate of any of the foregoing, $150,000,000; or
    (t)    the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Sponsor, commencing with the first fiscal quarter of the Sponsor ending on or after the

Initial Funding Date, exceeds the thresholds set forth in section 8.11(a) of the Credit Agreement, where the following terms have the meanings assigned thereto in the Credit Agreement:
    (i)    Consolidated Leverage Ratio; and
    (ii)    Initial Funding Date;
then, and in any such event, the Administrative Agent may (or, at the direction of the Majority Group Agents shall) by notice to the Borrower (x) declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred) and (y) declare the Aggregate Capital and all other Borrower Obligations to be immediately due and payable (in which case the Aggregate Capital and all other Borrower Obligations shall be immediately due and payable); provided that, automatically upon the occurrence of any event (without any requirement for the giving of notice) described in subsection (e) of this Section 10.01 with respect to the Borrower, the Termination Date shall occur and the Aggregate Capital and all other Borrower Obligations shall be immediately due and payable. Upon any such declaration or designation or upon such automatic termination, the Administrative Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC and under other Applicable Law, which rights and remedies shall be cumulative. Any proceeds from liquidation of the Collateral shall be applied in the order of priority set forth in Section 4.01.
Article XI

The Administrative Agent
    Section 11.01.    Authorization and Action. Each Credit Party hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Administrative Agent. The Administrative Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Borrower or any Affiliate thereof or any Credit Party except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Administrative Agent ever be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law.
    Section 11.02.    Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement

(including, without limitation, the Administrative Agent’s servicing, administering or collecting Pool Receivables in the event it replaces the Servicer in such capacity pursuant to Section 9.01), in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for any Credit Party or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Credit Party (whether written or oral) and shall not be responsible to any Credit Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Credit Party or to inspect the property (including the books and records) of any Credit Party; (d) shall not be responsible to any Credit Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.
    Section 11.03.    Administrative Agent and Affiliates. With respect to any Credit Extension or interests therein owned by any Credit Party that is also the Administrative Agent, such Credit Party shall have the same rights and powers under this Agreement as any other Credit Party and may exercise the same as though it were not the Administrative Agent. The Administrative Agent and any of its Affiliates may generally engage in any kind of business with the Borrower or any Affiliate thereof and any Person who may do business with or own securities of the Borrower or any Affiliate thereof, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to any other Secured Party.
    Section 11.04.    Indemnification of Administrative Agent. Each Committed Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or any Affiliate thereof), ratably according to the respective Pro Rata Percentage of such Committed Lender, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document; provided that no Committed Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.
    Section 11.05.    Delegation of Duties. The Administrative Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

    Section 11.06.    Action or Inaction by Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Group Agents or the Majority Group Agents, as the case may be, and assurance of its indemnification by the Committed Lenders, as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Group Agents or the Majority Group Agents, as the case may be, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Credit Parties. The Credit Parties and the Administrative Agent agree that unless any action to be taken by the Administrative Agent under a Transaction Document (i) specifically requires the advice or concurrence of all Group Agents or (ii) may be taken by the Administrative Agent alone or without any advice or concurrence of any Group Agent, then the Administrative Agent may take action based upon the advice or concurrence of the Majority Group Agents.
    Section 11.07.    Notice of Events of Default; Action by Administrative Agent. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default unless the Administrative Agent has received notice from any Credit Party or the Borrower stating that an Unmatured Event of Default or Event of Default has occurred hereunder and describing such Unmatured Event of Default or Event of Default. If the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Group Agent, whereupon each Group Agent shall promptly give notice thereof to its respective Conduit Lender(s) and Related Committed Lender(s). The Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, concerning an Unmatured Event of Default or Event of Default or any other matter hereunder as the Administrative Agent deems advisable and in the best interests of the Secured Parties.
    Section 11.08.    Non-Reliance on Administrative Agent and Other Parties. Each Credit Party expressly acknowledges that neither the Administrative Agent nor any of its directors, officers, agents or employees has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Credit Party represents and warrants to the Administrative Agent that, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower, each Originator, the Performance Guarantor or the Servicer and the Pool Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by the Administrative Agent to any Credit Party, the Administrative Agent shall not have any duty or responsibility to provide any Credit Party with any information concerning the Borrower, any Originator, the Performance Guarantor or the Servicer that comes into the possession of the Administrative Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

    Section 11.09.    Successor Administrative Agent. (a) The Administrative Agent may, upon at least thirty (30) days’ notice to the Borrower, the Servicer and each Lender, resign as Administrative Agent. Except as provided below, such resignation shall not become effective until a successor Administrative Agent is appointed by the Majority Group Agents as a successor Administrative Agent and has accepted such appointment. If no successor Administrative Agent shall have been so appointed by the Majority Group Agents, within thirty (30) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent as successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Group Agents within sixty (60) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, petition a court of competent jurisdiction to appoint a successor Administrative Agent.
    (b)    Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Article XI and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.
    Section 11.10.    Structuring Agent. Each of the parties hereto hereby acknowledges and agrees that the Structuring Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement. Each Credit Party acknowledges that it has not relied, and will not rely, on the Structuring Agent in deciding to enter into this Agreement and to take, or omit to take, any action under any Transaction Document.
    Section 11.11.    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, any Originator, the Performance Guarantor or the Servicer, that at least one of the following is and will be true:
    (i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
    (ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE

96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
    (iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
    (iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
    (b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, any Originator, the Performance Guarantor or the Servicer, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Transaction Document or any documents related hereto or thereto).
Article XII

The Group Agents
    Section 12.01.    Authorization and Action. Each Credit Party that belongs to a Group hereby appoints and authorizes the Group Agent for such Group to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Group Agent by the terms hereof, together with such powers as are reasonably incidental thereto. No Group Agent shall have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against any Group Agent. No Group Agent assumes, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with the Borrower or any

Affiliate thereof, any Lender except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall any Group Agent ever be required to take any action which exposes such Group Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law.
    Section 12.02.    Group Agent’s Reliance, Etc. No Group Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as a Group Agent under or in connection with this Agreement or any other Transaction Documents in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, a Group Agent: (a) may consult with legal counsel (including counsel for the Administrative Agent, the Borrower or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Credit Party (whether written or oral) and shall not be responsible to any Credit Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement or any other Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Borrower or any Affiliate thereof or any other Person or to inspect the property (including the books and records) of the Borrower or any Affiliate thereof; (d) shall not be responsible to any Credit Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Transaction Documents or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.
    Section 12.03.    Group Agent and Affiliates. With respect to any Credit Extension or interests therein owned by any Credit Party that is also a Group Agent, such Credit Party shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not a Group Agent. A Group Agent and any of its Affiliates may generally engage in any kind of business with the Borrower or any Affiliate thereof and any Person who may do business with or own securities of the Borrower or any Affiliate thereof or any of their respective Affiliates, all as if such Group Agent were not a Group Agent hereunder and without any duty to account therefor to any other Secured Party.
    Section 12.04.    Indemnification of Group Agents. Each Committed Lender in any Group agrees to indemnify the Group Agent for such Group (to the extent not reimbursed by the Borrower or any Affiliate thereof), ratably according to the proportion of the Percentage of such Committed Lender to the aggregate Percentages of all Committed Lenders in such Group, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Group Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by such Group Agent under this Agreement or any other Transaction Document; provided that no Committed

Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Group Agent’s gross negligence or willful misconduct.
    Section 12.05.    Delegation of Duties. Each Group Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Group Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
    Section 12.06.    Notice of Events of Default. No Group Agent shall be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default unless such Group Agent has received notice from the Administrative Agent, any other Group Agent, any other Credit Party, the Servicer or the Borrower stating that an Unmatured Event of Default or Event of Default has occurred hereunder and describing such Unmatured Event of Default or Event of Default. If a Group Agent receives such a notice, it shall promptly give notice thereof to the Credit Parties in its Group and to the Administrative Agent (but only if such notice received by such Group Agent was not sent by the Administrative Agent). A Group Agent may take such action concerning an Unmatured Event of Default or Event of Default as may be directed by Committed Lenders in its Group representing a majority of the Commitments in such Group (subject to the other provisions of this Article XII), but until such Group Agent receives such directions, such Group Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as such Group Agent deems advisable and in the best interests of the Conduit Lenders and Committed Lenders in its Group.
    Section 12.07.    Non-Reliance on Group Agents and Other Parties. Each Credit Party expressly acknowledges that neither the Group Agent for its Group nor any of such Group Agent’s directors, officers, agents or employees has made any representations or warranties to it and that no act by such Group Agent hereafter taken, including any review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by such Group Agent. Each Credit Party represents and warrants to the Group Agent for its Group that, independently and without reliance upon such Group Agent, any other Group Agent, the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower or any Affiliate thereof and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by a Group Agent to any Credit Party in its Group, no Group Agent shall have any duty or responsibility to provide any Credit Party in its Group with any information concerning the Borrower or any Affiliate thereof that comes into the possession of such Group Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.
    Section 12.08.    Successor Group Agent. Any Group Agent may, upon at least thirty (30) days’ notice to the Administrative Agent, the Borrower, the Servicer and the Credit Parties in its Group, resign as Group Agent for its Group. Such resignation shall not become effective until a successor Group Agent is appointed by the Lender(s) in such Group. Upon such acceptance of its appointment as Group Agent for such Group hereunder by a successor Group Agent, such successor Group Agent shall succeed to and become vested with all the rights and duties of the resigning Group Agent, and the resigning Group Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Group Agent’s resignation hereunder, the provisions of this Article XII and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Group Agent.
    Section 12.09.    Reliance on Group Agent. Unless otherwise advised in writing by a Group Agent or by any Credit Party in such Group Agent’s Group, each party to this Agreement may assume that (i) such Group Agent is acting for the benefit and on behalf of each of the Credit Parties in its Group, as well as for the benefit of each assignee or other transferee from any such Person and (ii) each action taken by such Group Agent has been duly authorized and approved by all necessary action on the part of the Credit Parties in its Group.
Article XIII

Indemnification
    Section 13.01.    Indemnities by the Borrower. (a) Without limiting any other rights that the Administrative Agent, the Credit Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Borrower Indemnified Party”) may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify each Borrower Indemnified Party from and against any and all claims, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Borrower Indemnified Amounts”) arising out of or resulting from this Agreement or any other Transaction Document or the use of proceeds of the Credit Extensions or the security interest in respect of any Pool Receivable or any other Collateral; excluding, however, (x) Borrower Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Borrower Indemnified Amounts resulted from the gross negligence or willful misconduct by the Borrower Indemnified Party seeking indemnification, (y) Borrower Indemnified Amounts resulting from a claim brought by the Borrower, any Originator, the Servicer, or the Performance Guarantor against an Borrower Indemnified Party for breach in bad faith of such Borrower Indemnified Party’s obligations hereunder or under any other Transaction Document, if such party has obtained a final and nonappealable judgment in its favor on such claim against the Borrower Indemnified Party as determined by a court of competent jurisdiction and (z) Taxes that are either (i) indemnified by Section 5.03 or (ii) Taxes other than Taxes arising from any non-Tax Borrower Indemnified Amount (provided that this clause (z) shall not operate to exclude from Borrower Indemnified Amounts any Taxes described in clause (xiv) below). Without limiting or being limited by the foregoing, the Borrower shall pay on demand (it being understood that if any portion of such payment obligation is made from Collections, such payment will be made at the time and in the order of priority set forth in Section 4.01), to each Borrower Indemnified Party any and all amounts necessary to indemnify such Borrower Indemnified Party from and against any and all Borrower Indemnified Amounts relating to or resulting from any of the following (but excluding Borrower Indemnified Amounts and Taxes described in clauses (x) through (z) above):

    (i)    any Pool Receivable which the Borrower or the Servicer includes as an Eligible Receivable as part of the Net Receivables Pool Balance but which is not an Eligible Receivable at such time;
    (ii)    any representation, warranty or statement made or deemed made by the Borrower (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package, any Interim Report or any other information or report delivered by or on behalf of the Borrower pursuant hereto which shall have been untrue or incorrect when made or deemed made;
    (iii)    the failure by the Borrower to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;
    (iv)    the failure to vest in the Administrative Agent a first priority perfected security interest in all or any portion of the Collateral, in each case free and clear of any Adverse Claim;
    (v)    the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Pool Receivable and the other Collateral and Collections in respect thereof, whether at the time of any Credit Extension or at any subsequent time;
    (vi)    any dispute, claim or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to collection activities with respect to such Pool Receivable, or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;
    (vii)    any failure of the Borrower to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;
    (viii)    any products liability, environmental or other claim arising out of or in connection with any Pool Receivable or other merchandise, goods or services which are the subject of or related to any Pool Receivable;
    (ix)    the commingling of Collections of Pool Receivables at any time with other funds;

    (x)    any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of any Credit Extensions or in respect of any Pool Receivable or other Collateral or any related Contract;
    (xi)    any failure of the Borrower to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;
    (xii)    any setoff with respect to any Pool Receivable;
    (xiii)    any claim brought by any Person other than a Borrower Indemnified Party arising from any activity by the Borrower or any Affiliate of the Borrower in servicing, administering or collecting any Pool Receivable;
    (xiv)    the failure by the Borrower to pay when due any taxes, including, without limitation, sales, excise or personal property taxes;
    (xv)    any failure of a Collection Account Bank to comply with the terms of the applicable Account Control Agreement, the termination by a Collection Account Bank of any Account Control Agreement or any amounts (including in respect of any indemnity) payable by the Administrative Agent to a Collection Account Bank under any Account Control Agreement;
    (xvi)    any action taken by the Administrative Agent as attorney-in-fact for the Borrower, any Originator or the Servicer pursuant to this Agreement or any other Transaction Document;
    (xvii)    the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;
    (xviii)    the use of proceeds of any Credit Extension; or
    (xix)    any reduction in Capital as a result of the distribution of Collections if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.
    (b)    Notwithstanding anything to the contrary in this Agreement, solely for purposes of the Borrower’s indemnification obligations in clauses (ii), (iii), (vii) and (xi) of this Article XIII, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a material adverse effect or similar concepts of materiality shall be deemed to be not so qualified.
    (c)    If for any reason the foregoing indemnification is unavailable to any Borrower Indemnified Party or insufficient to hold it harmless, then the Borrower shall contribute to such Borrower Indemnified Party the amount paid or payable by such Borrower Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Borrower and its Affiliates on the one hand and such Borrower

Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Borrower and its Affiliates and such Borrower Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Borrower under this Section shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to each Borrower Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower and the Borrower Indemnified Parties.
    (d)    Any indemnification or contribution under this Section shall survive the termination of this Agreement.
    Section 13.02.    Indemnification by the Servicer. (a) The Servicer hereby agrees to indemnify and hold harmless the Borrower, the Administrative Agent, the Credit Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Servicer Indemnified Party”), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer pursuant to this Agreement or any other Transaction Document, including any judgment, award, settlement, Attorney Costs and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (all of the foregoing being collectively referred to as, “Servicer Indemnified Amounts”); excluding (i) Servicer Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Servicer Indemnified Amounts resulted from the gross negligence or willful misconduct by the Servicer Indemnified Party seeking indemnification, (ii) Servicer Indemnified Amounts to the extent resulting from a claim brought by the Borrower, any Originator, the Servicer, or the Performance Guarantor against a Servicer Indemnified Party for breach in bad faith of such Servicer Indemnified Party’s obligations hereunder or under any other Transaction Document, if such party has obtained a final and nonappealable judgment in its favor on such claim against the Servicer Indemnified Party as determined by a court of competent jurisdiction, (iii) Taxes that are either (i) indemnified by Section 5.03 or (ii) Taxes other than Taxes arising from any non-Tax Servicer Indemnified Amount (provided that this clause (iii) shall not operate to exclude from Servicer Indemnified Amounts any Taxes described in clause (viii) below) and (iv) Servicer Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor. Without limiting or being limited by the foregoing, the Servicer shall pay on demand, to each Servicer Indemnified Party any and all amounts necessary to indemnify such Servicer Indemnified Party from and against any and all Servicer Indemnified Amounts relating to or resulting from any of the following (but excluding Servicer Indemnified Amounts described in clauses (i) through (iv) above):
    (i)    any representation, warranty or statement made or deemed made by the Servicer (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package, any Interim Report or any other information or report delivered by or on behalf of the Servicer pursuant hereto which shall have been untrue or incorrect when made or deemed made;

    (ii)    the failure by the Servicer to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;
    (iii)    any failure of the Servicer to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document to which it is a party in its capacity as Servicer;
    (iv)    the commingling of Collections of Pool Receivables at any time with other funds;
    (v)    any failure of a Collection Account Bank to comply with the terms of the applicable Account Control Agreement, the termination by a Collection Account Bank of any Account Control Agreement or any amounts (including in respect of indemnity) payable by the Administrative Agent to a Collection Account Bank under any Account Control Agreement; or
    (vi)    any failure or delay in invoicing any Pool Receivable;
    (vii)    any Pool Receivable which the Servicer includes as an Eligible Receivable as part of the Net Receivables Pool Balance but which is not an Eligible Receivable at such time; or
    (viii)    the failure to cause the Borrower to pay when due any taxes, including, without limitation, sales, excise or personal property taxes; except, however, the Servicer shall have no responsibility for payment of any Taxes related to income reflected on a consolidated, combined or unitary return filed by the parent (or other member besides Borrower) of a consolidated, combined or unitary group including Borrower.
    (b)    If for any reason the foregoing indemnification is unavailable to any Servicer Indemnified Party or insufficient to hold it harmless, then the Servicer shall contribute to the amount paid or payable by such Servicer Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Servicer and its Affiliates on the one hand and such Servicer Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Servicer and its Affiliates and such Servicer Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Servicer under this Section shall be in addition to any liability which the Servicer may otherwise have, shall extend upon the same terms and conditions to Servicer Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Servicer and the Servicer Indemnified Parties.
    (c)    Any indemnification or contribution under this Section shall survive the termination of this Agreement.

Article XIV

Miscellaneous
    Section 14.01.    Amendments, Etc. (a) No failure on the part of any Credit Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No amendment or waiver of any provision of this Agreement or consent to any departure by either the Borrower or the Servicer shall be effective unless in a writing signed by the Administrative Agent and the Majority Group Agents (and, in the case of any amendment, also signed by the Borrower), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Servicer, affect the rights or duties of the Servicer under this Agreement; and (B) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and each Group Agent:
    (i)    change (directly or indirectly) the definitions of, Borrowing Base Deficit, Defaulted Receivable, Delinquent Receivable, Eligible Receivable, Facility Limit, Scheduled Termination Date, Net Receivables Pool Balance or Total Reserves contained in this Agreement, or increase the then existing Concentration Percentage or Special Concentration Limit for any Obligor or change the calculation of the Borrowing Base;
    (ii)    reduce the amount of Capital or Interest that is payable on account of any Loan or delay any scheduled date for payment thereof;
    (iii)    change any Event of Default;
    (iv)    release all or a material portion of the Collateral from the Administrative Agent’s security interest created hereunder;
    (v)    release the Performance Guarantor from any of its obligations under the Performance Guaranty or terminate the Performance Guaranty;
    (vi)    change any of the provisions of this Section 14.01 or the definition of “Majority Group Agents”;
    (vii)    change the order of priority in which Collections are applied pursuant to Section 4.01; or
    (viii)    amend or waive any of the requirements of Section 6.02.
Notwithstanding the foregoing, (A) no amendment, waiver or consent shall increase any Lender’s Commitment hereunder without the consent of such Lender, (B) no amendment, waiver or consent shall reduce any Fees payable by the Borrower to any Group or delay the dates on which any such Fees are payable, in either case, without the consent of the Group Agent for such

Group, and (C) no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clauses (i)-(vii) above and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.
    Section 14.02.    Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include email and facsimile communication) and emailed, faxed or delivered, to each party hereto, at its address set forth under its name on Schedule III hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), notices and communications sent by email shall be effective when confirmed by electronic receipt or otherwise acknowledged, and notices and communications sent by other means shall be effective when received.
    Section 14.03.    Assignability; Addition of Lenders.
    (a)    Assignment by Conduit Lenders. This Agreement and the rights of each Conduit Lender hereunder (including its right to receive payments of Capital and Interest) shall be assignable by such Conduit Lender and its successors and permitted assigns (i) to any Program Support Provider of such Conduit Lender without prior notice to or consent from the Borrower or any other party, or any other condition or restriction of any kind, (ii) to any other Lender with prior notice to the Borrower but without consent from the Borrower or (iii) with the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Default or Unmatured Event of Default has occurred and is continuing), to any other Eligible Assignee. Each assignor of Capital (or any portion thereof) or any interest therein may, in connection with the assignment or participation, disclose to the assignee or Participant any information relating to the Borrower and its Affiliates, including the Receivables, furnished to such assignor by or on behalf of the Borrower and its Affiliates or by the Administrative Agent; provided that, prior to any such disclosure, the assignee or Participant agrees to preserve the confidentiality of any confidential information relating to the Borrower and its Affiliates received by it from any of the foregoing entities in a manner consistent with Section 14.06(b).
    (b)    Assignment by Committed Lenders. Each Committed Lender may assign to any Eligible Assignee or to any other Committed Lender all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and any Loan or interests therein owned by it); provided, however that
    (i)    except for an assignment by a Committed Lender to an Affiliate of such Committed Lender that is an Approved Commercial Bank, each such assignment shall require the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Default or an Unmatured Event of Default has occurred and is continuing);

    (ii)    each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement;
    (iii)    the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) shall in no event be less than the lesser of (x) $10,000,000 and (y) all of the assigning Committed Lender’s Commitment; and
    (iv)    the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance Agreement.
Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Agreement, and to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Committed Lender hereunder and (y) the assigning Committed Lender shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Committed Lender’s rights and obligations under this Agreement, such Committed Lender shall cease to be a party hereto).
    (c)    Register. The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain at its address referred to on Schedule III of this Agreement (or such other address of the Administrative Agent notified by the Administrative Agent to the other parties hereto) a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Committed Lenders and the Conduit Lenders, the Commitment of each Committed Lender and the aggregate outstanding Capital (and stated interest) of the Loans of each Committed Lender and Conduit Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Servicer, the Administrative Agent, the Group Agents, the Lenders and the other Credit Parties may treat each Person whose name is recorded in the Register as a Committed Lender or a Conduit Lender, as the case may be, under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Servicer, any Group Agent, any Committed Lender, any Group Agent or any Conduit Lender at any reasonable time and from time to time upon reasonable prior notice.
    (d)    Procedure. Upon its receipt of an Assignment and Acceptance Agreement executed and delivered by an assigning Committed Lender and an Eligible Assignee or assignee Committed Lender, the Administrative Agent shall, if such Assignment and Acceptance Agreement has been duly completed, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the Servicer.

    (e)    Participations. Each Committed Lender may sell participations to one or more Eligible Assignees (each, a “Participant”) in or to all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the interests in the Loans owned by it); provided, however, that
    (i)    such Committed Lender’s obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, and
    (ii)    such Committed Lender shall remain solely responsible to the other parties to this Agreement for the performance of such obligations.
    (iii)    Such Committed Lender agrees that any agreement between such Committed Lender and any such Participant in respect of such participating interest shall not restrict such Committed Lender’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.01(a)(B).
The Administrative Agent, the Group Agents, the Committed Lenders, the Group Agents, the Conduit Lenders, the Borrower and the Servicer shall have the right to continue to deal solely and directly with such Committed Lender in connection with such Committed Lender’s rights and obligations under this Agreement. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.01 and 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(f) (it being understood that the documentation required under Section 5.03(f) shall be delivered to the participating Lender)) to the same extent as if it were a Committed Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Section 5.01 or 5.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
    (f)    Participant Register. Each Committed Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Committed Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Committed Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
    (g)    Assignments by Agents. This Agreement and the rights and obligations of the Administrative Agent and each Group Agent herein shall be assignable by the Administrative Agent or such Group Agent, as the case may be, and its successors and assigns; provided that in the case of an assignment to a Person that is not an Affiliate of the Administrative Agent or such Group Agent, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing, such assignment shall require the Borrower’s consent (not to be unreasonably withheld, conditioned or delayed).
    (h)    Assignments by the Borrower or the Servicer. Neither the Borrower nor, except as provided in Section 9.01, the Servicer may assign any of its respective rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Group Agent (such consent to be provided or withheld in the sole discretion of such Person).
    (i)    Addition of New Lenders or Groups. The Borrower may, with written notice to and the consent of the Administrative Agent and each Group Agent, add additional Persons as Lenders (by creating a new Group) or cause an existing Lender to increase its Commitment; provided, however, that the Commitment of any existing Lender may only be increased with the prior written consent of such Lender. Each new Lender (or Group) shall become a party hereto, by executing and delivering to the Administrative Agent and the Borrower, an assumption agreement (each, an “Assumption Agreement”) in the form of Exhibit C hereto (which Assumption Agreement shall, in the case of any new Lender, be executed by each Person in such new Lender’s Group).
    (j)    Pledge to a Federal Reserve Bank. Notwithstanding anything to the contrary set forth herein, (i) any Lender, Program Support Provider or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including, without limitation, rights to payment of Capital and Interest) and any other Transaction Document to secure its obligations to a Federal Reserve Bank, without notice to or the consent of the Borrower, the Servicer, any Affiliate thereof or any Credit Party; provided, however, that that no such pledge shall relieve such assignor of its obligations under this Agreement.
    (k)    Pledge to a Security Trustee. Notwithstanding anything to the contrary set forth herein, any Conduit Lender may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including, without limitation, rights to payment of Capital and Interest) and any other Transaction Document to a collateral trustee (or Person acting in a similar capacity) as collateral security in connection with such Conduit Lender’s asset-backed commercial paper note program, without notice to or the consent of the Borrower, the Servicer, any Affiliate thereof or any Credit Party; provided, however, that that no such pledge shall relieve such assignor of its obligations under this Agreement.

    Section 14.04.    Costs and Expenses. In addition to the rights of indemnification granted under Section 13.01 hereof, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, any Program Support Agreement (or any supplement or amendment thereof) related to this Agreement and the other Transaction Documents (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto and thereto), including, without limitation, (i) the reasonable Attorney Costs for the Administrative Agent and the other Credit Parties and any of their respective Affiliates with respect thereto and with respect to advising the Administrative Agent and the other Credit Parties and their respective Affiliates as to their rights and remedies under this Agreement and the other Transaction Documents, (ii) reasonable and documented out-of-pocket accountants’, auditors’ and consultants’ fees and expenses for the Administrative Agent and the other Credit Parties and any of their respective Affiliates incurred in connection with the administration and maintenance of this Agreement or advising the Administrative Agent or any other Credit Party as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document and (iii) the reasonable and documented fees and charges of any nationally recognized statistical rating agency incurred in relation to the rating of any Notes (solely to the extent related to this Agreement). In addition, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses (including reasonable Attorney Costs), of the Administrative Agent and the other Credit Parties and their respective Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents.
    Section 14.05.    No Proceedings; Limitation on Payments. (a) Each of the Servicer, Borrower, the Administrative Agent, the Servicer, each Group Agent, each Lender and each assignee of Capital or any Interest thereof or of any other Borrower Obligations agrees that it will not institute against, or join any other Person in instituting against, any Conduit Lender any Insolvency Proceeding so long as any Notes or other senior indebtedness issued by such Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Notes or other senior indebtedness shall have been outstanding.
    (b)    Each of the Servicer, each Group Agent, each Lender and each assignee of a Loan or any interest therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Borrower any Insolvency Proceeding until one year and one day after the Final Payout Date; provided, that the Administrative Agent may take any such action in its sole discretion following the occurrence of an Event of Default.
    (c)    Notwithstanding any provisions contained in this Agreement to the contrary, a Conduit Lender shall not, and shall be under no obligation to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Lender has received funds which may be used to make such payment and which funds are not required to repay such Conduit Lender’s Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Lender could issue Notes to refinance all of its outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Lender’s securitization program or (y) all of such Conduit

Lender’s Notes are paid in full. Any amount which any Conduit Lender does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or company obligation of such Conduit Lender for any such insufficiency unless and until such Conduit Lender satisfies the provisions of clauses (i) and (ii) above. The provisions of this Section 14.05 shall survive any termination of this Agreement.
    Section 14.06.    Confidentiality. (a) Each of the Borrower and the Servicer covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement or the Fee Letter (including any fees payable in connection with this Agreement, the Fee Letter or any other Transaction Document or the identity of the Administrative Agent or any other Credit Party), except as the Administrative Agent, each Group Agent and each Lender may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Borrower, the Servicer or their Advisors and Representatives or (iii) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (iii) above, the Borrower and the Servicer will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Administrative Agent and the affected Credit Party of its intention to make any such disclosure prior to making such disclosure. Each of the Borrower and the Servicer agrees to be responsible for any breach of this Section 14.06 by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section 14.06. Notwithstanding the foregoing, it is expressly agreed that each of the Borrower, the Servicer and their respective Affiliates may publish a press release or otherwise publicly announce the existence and principal amount of the Commitments under this Agreement and the transactions contemplated hereby; provided that the Administrative Agent shall be provided a reasonable opportunity to review such press release or other public announcement prior to its release and provide comment thereon; and provided, further, that no such press release shall name or otherwise identify the Administrative Agent, any other Credit Party or any of their respective Affiliates without such Person’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).
    (b)    Each of the Administrative Agent and each other Credit Party, severally and with respect to itself only, agrees to hold in confidence, and not disclose to any Person, any confidential and proprietary information concerning the Borrower, the Servicer and their respective Affiliates and their businesses or the terms of this Agreement (including any fees payable in connection with this Agreement or the other Transaction Documents), except as the Borrower or the Servicer may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives and to any related Program Support Provider on a need-to-know basis, (ii) to its assignees and Participants and potential assignees and Participants and their respective counsel if they agree in writing to hold it confidential on terms substantially identical to those set forth in this clause (b), (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through it or its Representatives or Advisors, or any related Program Support Provider, (iv) to any nationally recognized statistical rating organization solely in connection with obtaining or maintaining the rating of any Conduit Lender’s Notes or as contemplated by 17 CFR 240.17g-5(a)(3), (v) at the request of a bank examiner or other regulatory authority or in connection with an examination of any of the Administrative Agent, any Group Agent or any Lender or any of their respective Affiliates or Program Support Providers or (vi) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clauses (iv) and (v) above, the Administrative Agent, each Group Agent and each Lender will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Borrower and the Servicer of its making any such disclosure as promptly as reasonably practicable thereafter. Each of the Administrative Agent and each Lender, severally and with respect to itself only, agrees to be responsible for any breach of this Section 14.06 by its Representatives, Advisors and Program Support Providers and agrees that its Representatives, Advisors and Program Support Providers will be advised by it of the confidential nature of such information and shall agree to comply with this Section 14.06. Notwithstanding the foregoing, the Borrower and the Servicer each consents to the publication by the Administrative Agent or any other Credit Party of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.
    (c)    As used in this Section, (i) ”Advisors” means, with respect to any Person, such Person’s accountants, attorneys and other confidential advisors and (ii) ”Representatives” means, with respect to any Person, such Person’s Affiliates, Subsidiaries, directors, managers, officers, employees, members, investors, financing sources, insurers, professional advisors, representatives and agents; provided that such Persons shall not be deemed to Representatives of a Person unless (and solely to the extent that) confidential information is furnished to such Person.
    (d)    Notwithstanding the foregoing, to the extent not inconsistent with applicable securities laws, each party hereto (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as defined in Section 1.6011-4 of the Treasury Regulations and applicable state and local tax law) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure.
    Section 14.07.    Governing Law. This Agreement, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, but without regard to any other conflicts of law provisions thereof, except to the extent that the perfection, the effect of perfection or priority of the interests of Administrative Agent or any Lender in the collateral is governed by the laws of a jurisdiction other than the State of New York).
    Section 14.08.    Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. The parties agree to electronic contracting and signatures with respect to this Agreement and the other Transaction

Documents. Delivery of an electronic signature to, or a signed copy of, this Agreement and such other Transaction Documents by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the other Transaction Documents shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Borrower, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if any Lender shall request manually signed counterpart signatures to any Transaction Document, the Borrower hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable (but in any event within 30 days of such request or such longer period as the requesting Lender and the Borrower may mutually agree). The Borrower agrees to assume all risks arising out of the use of electronic or digital signatures and electronic methods to submit communications to the Administrative Agent, including without limitation the risk of the Administrative Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.
    Section 14.09.    Integration; Binding Effect; Survival of Termination. This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Payout Date; provided, however, that the provisions of Sections 5.01, 5.02, 5.03, 11.04, 11.06, 12.04, 13.01, 13.02, 14.04, 14.05, 14.06, 14.09, 14.11 and 14.13 shall survive any termination of this Agreement.
    Section 14.10.    Consent to Jurisdiction. (a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in New York City, New York in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by applicable law, in such federal court. Nothing in this Section 14.10 shall affect the right of the Administrative Agent or any other Credit Party to bring any action or proceeding against the Borrower or the Servicer or any of their respective property in the courts of other jurisdictions. Each of the Borrower and the Servicer hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
    (b)    Each of the Borrower and the Servicer consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 14.02. Nothing in this Section 14.10 shall affect the right of the Administrative Agent or any other Credit Party to serve legal process in any other manner permitted by applicable law.
    Section 14.11.    Waiver of Jury Trial. Each party hereto hereby waives, to the maximum extent permitted by applicable law, trial by jury in any judicial proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with this Agreement or any other Transaction Document.
    Section 14.12.    Ratable Payments. If any Credit Party, whether by setoff or otherwise, has payment made to it with respect to any Borrower Obligations in a greater proportion than that received by any other Credit Party entitled to receive a ratable share of such Borrower Obligations, such Credit Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Borrower Obligations held by the other Credit Parties so that after such purchase each Credit Party will hold its ratable proportion of such Borrower Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Credit Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
    Section 14.13.    Limitation of Liability. (a) No claim may be made by the Borrower or any Affiliate thereof or any other Person against any Credit Party or their respective Affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith; and each of the Borrower and the Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
    (b)    The obligations of the Administrative Agent and each of the other Credit Parties under this Agreement and each of the Transaction Documents are solely the corporate obligations of such Person. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement or any other Transaction Document against any member, director, officer, employee or incorporator of any such Person.
    Section 14.14.    Intent of the Parties. The Borrower has structured this Agreement with the intention that the Loans and the obligations of the Borrower hereunder will be treated under United States federal, and applicable state, local and foreign tax law as debt (the “Intended Tax Treatment”). The Borrower, the Servicer, the Administrative Agent and the other Credit Parties agree to file no tax return, or take any action, inconsistent with the Intended Tax Treatment unless required by applicable law. Each assignee and each Participant acquiring an interest in a

Credit Extension, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.
    Section 14.15.    USA Patriot Act. Each of the Administrative Agent and each of the other Credit Parties hereby notifies the Borrower and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrative Agent and the other Credit Parties may be required to obtain, verify and record information that identifies the Borrower, the Originators, the Servicer and the Performance Guarantor, which information includes the name, address, tax identification number and other information regarding the Borrower, the Originators, the Servicer and the Performance Guarantor that will allow the Administrative Agent and the other Credit Parties to identify the Borrower, the Originators, the Servicer and the Performance Guarantor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Borrower and the Servicer agrees to provide the Administrative Agent and each of the other Credit Parties, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.
    Section 14.16.    Right of Setoff. Each Credit Party is hereby authorized (in addition to any other rights it may have), at any time during the continuance of an Event of Default, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Credit Party (including by any branches or agencies of such Credit Party) to, or for the account of, the Borrower or the Servicer against amounts owing by the Borrower or the Servicer hereunder (even if contingent or unmatured); provided that such Credit Party shall notify the Borrower or the Servicer, as applicable, promptly following such setoff.
    Section 14.17.    Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
    Section 14.18.    Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
    Section 14.19.    Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.
    Section 14.20.    Acknowledgment Regarding Any Supported QFCs. To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
    (a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
    (b)    Solely as used in this Section 14.20, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
[Signature Pages Follow]

In Witness Whereof, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
Concentrix Receivables, Inc.,
as the Borrower
By:
     Name:
     Title:
Concentrix Corporation,
as the Servicer
By:
     Name:
     Title:

[Signature Page to Receivables Financing Agreement]

PNC Bank, National Association,
as Administrative Agent
By:
     Name:
     Title:
PNC Bank, National Association,
as Group Agent for the PNC Group
By:
     Name:
     Title:

PNC Bank, National Association,
as Committed Lender
By:
     Name:
     Title:

PNC Capital Markets LLC,
as Structuring Agent
By:
     Name:
     Title:

[Signature Page to Receivables Financing Agreement]

Reliant Trust,
as a Conduit Lender

By: Computershare Trust Company of Canada, in its capacity as trustee of Reliant Trust, by its U.S. Financial Services Agent, The Toronto-Dominion Bank

By:
     Name:
     Title:

The Toronto Dominion Bank,
as a Group Agent for the TD Bank Group

By:
     Name:
     Title:

[Signature Page to Receivables Financing Agreement]

Wells Fargo Bank, National Association,
as Group Agent for the Wells Fargo Group
By:
     Name:
     Title:

Wells Fargo Bank, National Association,
as Committed Lender
By:
     Name:
     Title:

[Signature Page to Receivables Financing Agreement]

MUFG BANK, LTD., as Administrator for Gotham Funding Corporation, as Managing Agent for the MUFG Lender Group and as the MUFG Committed Lender

By:
     Name:
     Title:

GOTHAM FUNDING CORPORATION, as the MUFG Conduit Lender

By:
     Name:
     Title:

MUFG BANK, LTD.,
as Administrator
By:
     Name:
     Title:

[Signature Page to Receivables Financing Agreement]

Exhibit A

Form of Loan Request

[Letterhead of Borrower]
[Date]
[Administrative Agent]
[Group Agents]
Re:    Loan Request
Ladies and Gentlemen:
Reference is hereby made to that certain Receivables Financing Agreement, dated as of October 30, 2020 among Concentrix Receivables, Inc. (the “Borrower”), Concentrix Corporation, as Servicer (the “Servicer”), the Lenders party thereto, the Group Agents party thereto, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and PNC Capital Markets LLC, as Structuring Agent (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Loan Request and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.
This letter constitutes a Loan Request pursuant to Section 2.02(a) of the Agreement. The Borrower hereby request a Loan in the amount of [$_______] to be made on [_____, 201_] (of which $[___] will be funded by the PNC Lender, and $[___] will be funded by the [____] Lender. The proceeds of such Loan should be deposited to [Account number], at [Name, Address and ABA Number of Bank]. After giving effect to such Loan, the Aggregate Capital will be [$_______].
The Borrower hereby represents and warrants as of the date hereof, and after giving effect to such Credit Extension, as follows:
    (i)    the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 of the Agreement are true and correct in all material respects on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
    (ii)    no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Credit Extension;

    (iii)    no Borrowing Base Deficit exists or would exist after giving effect to such Credit Extension; and
    (iv)    the Termination Date has not occurred.

In Witness Whereof, the undersigned has executed this letter by its duly authorized officer as of the date first above written.

Very truly yours,

Concentrix Receivables, Inc.

By:
     Name:
     Title:

Exhibit B

[Form of Assignment and Acceptance Agreement]
Dated as of ___________, 20__
Section 1.

Commitment assigned:	$[_____]
Assignor’s remaining Commitment:	$[_____]
Capital allocable to Commitment assigned:	$[_____]
Assignor’s remaining Capital:	$[_____]
Interest (if any) allocable to Capital assigned:	$[_____]
Interest (if any) allocable to Assignor’s remaining Capital:	$[_____]
Section 2.
Effective Date of this Assignment and Acceptance Agreement: [__________]
Upon execution and delivery of this Assignment and Acceptance Agreement by the assignee and the assignor and the satisfaction of the other conditions to assignment specified in Section 14.03(b) of the Agreement (as defined below), from and after the effective date specified above, the assignee shall become a party to, and, to the extent of the rights and obligations thereunder being assigned to it pursuant to this Assignment and Acceptance Agreement, shall have the rights and obligations of a Committed Lender under that certain Receivables Financing Agreement, dated as of October 30, 2020 among Concentrix Receivables, Inc., as Borrower, Concentrix Corporation, as Servicer, the Lenders party thereto, the Group Agents party thereto, PNC Bank, National Association, as Administrative Agent and PNC Capital Markets LLC, as Structuring Agent (as amended, supplemented or otherwise modified from time to time, the “Agreement”).
[Signature Pages Follow]

B-1

Assignor:

[________________________]

By:
     Name:
     Title:

Assignee:

[_________________________]

By:
     Name:
     Title:

[Address]

Accepted as of date first above
written:
PNC Bank, National Association,
as Administrative Agent
By:
    Name:
    Title:

Concentrix Receivables, Inc.,
as Borrower
By:
    Name:
    Title:

B-2

Exhibit C

Form of Assumption Agreement
This Assumption Agreement (this “Agreement”), dated as of [______ __, ____], is among Concentrix Receivables, Inc. (the “Borrower”), [________], as Conduit Lender (the “[_____] Conduit Lender”), [________], as the Related Committed Lender (the “[______] Committed Lender” and together with the Conduit Lender, the “[_____] Lenders”), and [________], as group agent for the [_____] Lenders (the “[______] Group Agent” and together with the [_____] Lenders, the “[_______] Group”).
Background
The Borrower and various others are parties to a certain Receivables Financing Agreement, dated as of October 30, 2020 (as amended through the date hereof and as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”). Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Financing Agreement.
Now, Therefore, the parties hereto hereby agree as follows:
    Section 1.    This letter constitutes an Assumption Agreement pursuant to Section 14.03(i) of the Receivables Financing Agreement. The Borrower desires the Lender to [become a Group] [increase its existing Commitment] under the Receivables Financing Agreement, and upon the terms and subject to the conditions set forth in the Receivables Financing Agreement, the Lender agrees to [become a Lender within a Group thereunder] [increase its Commitment to the amount set forth as its “Commitment” under the signature of such Lender hereto].
The Borrower hereby represents and warrants to the [________] Lender, the Group Agent and the Administrative Agent as of the date hereof, as follows:
    (i)    the representations and warranties of the Borrower contained in Section 7.01 of the Receivables Financing Agreement are true and correct on and as of such date as though made on and as of such date;
    (ii)    no Event of Default or Unmatured Event of Default has occurred and is continuing, or would result from the assumption contemplated hereby; and
    (iii)    the Termination Date has not occurred.
    Section 2.    Upon execution and delivery of this Agreement by the Borrower and each member of the Group, satisfaction of the other conditions with respect to the addition of a Group specified in Section 14.03(i) of the Receivables Financing Agreement (including the written consent of the Administrative Agent) and receipt by the Administrative Agent of counterparts of this Agreement (whether by facsimile or otherwise) executed by each of the parties hereto, [the Lender shall become a party to, and have the rights and obligations of a Lender under, the Receivables Financing Agreement and the “Commitment” with respect to such Group shall be as set forth under the signature of such Lender hereto] [the Lender shall increase its Commitment to the amount set forth as the “Commitment” under the signature of the Lender hereto].
    Section 3.    This Agreement, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the general obligations law of the State of New York, but without regard to any other conflicts of law provisions thereof. This Agreement may not be amended or supplemented except pursuant to a writing signed be each of the parties hereto and may not be waived except pursuant to a writing signed by the party to be charged. This Agreement may be executed in counterparts, and by the different parties on different counterparts, each of which shall constitute an original, but all together shall constitute one and the same agreement.
(Signature Pages Follow)

In Witness Whereof, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

[___________],
as Conduit Lender

By:
     Name:
     Title:

[Address]

[___________],
as Group Agent for [_______]

By:
     Name Printed:
     Title:

[Address]

[___________],
as Committed Lender

By:
     Name Printed:
     Title:

[Address]

[Commitment]

Concentrix Receivables, Inc.,
    as Borrower
By:
Name:
Title:

Consented to as of the date first above written:
PNC Bank, National Association,
    as Administrative Agent
By:
Name:
Title:

Exhibit D

Form of Reduction Notice

[Letterhead of Borrower]
[Date]
[Administrative Agent]
[Lenders]
Re:    Reduction Notice
Ladies and Gentlemen:
Reference is hereby made to that certain Receivables Financing Agreement, dated as of October [30], 2020 among Concentrix Receivables, Inc. (the “Borrower”), Concentrix Corporation, as Servicer (the “Servicer”), the Lenders party thereto, the Group Agents party thereto, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and PNC Capital Markets LLC, as Structuring Agent (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Reduction Notice and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.
This letter constitutes a Reduction Notice pursuant to Section 2.02(d) of the Agreement. The Borrower hereby notifies the Administrative Agent and the Lenders that it shall prepay the outstanding Capital of the Lenders in the amount of [$_______] to be made on [_____, 20__]. After giving effect to such prepayment, the Aggregate Capital will be [$_______].
The Borrower hereby represents and warrants as of the date hereof, and after giving effect to such reduction, as follows:
    (i)    the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 of the Agreement are true and correct in all material respects on and as of the date of such prepayment as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
    (ii)    no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such prepayment;
    (iii)    no Borrowing Base Deficit exists or would exist after giving effect to such prepayment; and

    (iv)    the Termination Date has not occurred.

In Witness Whereof, the undersigned has executed this letter by its duly authorized officer as of the date first above written.

Very truly yours,

Concentrix Receivables, Inc.

By:
     Name:
     Title:

Exhibit F

Form of Compliance Certificate
To: PNC Bank, National Association, as Administrative Agent
This Compliance Certificate is furnished pursuant to that certain Receivables Financing Agreement, dated as of October [30], 2020 among Concentrix Receivables, Inc. (the “Borrower”), Concentrix Corporation, as Servicer (the “Servicer”), the Lenders party thereto, the Group Agents party thereto, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and PNC Capital Markets LLC, as Structuring Agent (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.
The Undersigned Hereby Certifies That:
    1.    I am the duly elected ________________of the Servicer.
    2.    I have reviewed the terms of the Agreement and each of the other Transaction Documents and I have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of the Borrower during the accounting period covered by the attached financial statements.
    3.    The examinations described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or an Unmatured Event of Default, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate [, except as set forth in paragraph 5 below].
    4.    Schedule I attached hereto sets forth financial statements of the Performance Guarantor and its Subsidiaries for the period referenced on such Schedule I [and sets forth the calculation of [insert financial covenants if applicable].]
    [5.    Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:]

F-1

The foregoing certifications are made and delivered this ___ day of ___________________, 20__.
Concentrix Corporation
By:
     Name:
     Title:

F-2

Schedule I to Compliance Certificate
    A.    Schedule of Compliance as of ____________, 20__ with the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
This schedule relates to the month ended: _____________, 20___.
    B.    The following financial statements of the Performance Guarantor and its Subsidiaries for the period ending on ______________, 20__, are attached hereto:
    C.    The calculation of the ______ for the fiscal quarter ended __________, 20___ is set forth below:

F-I-1

Schedule I

Commitments

Lender	Commitment
PNC Bank, National Association	$200,000,000
Wells Fargo Bank, National Association	$100,000,000
MUFG Bank, Ltd.	$100,000,000
The Toronto Dominion Bank	$100,000,000

Schedule I-1